                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                                (AMENDMENT NO. 1)

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

[X]  Filed by the Registrant
[ ]  Filed by a party other than the Registrant

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                   AQUATIC CELLULOSE INTERNATIONAL CORPORATION

                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1.   Title of each class of securities to which transaction applies:
     2.   Aggregate number of securities to which transaction applies:
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4.   Proposed maximum aggregate value of transaction:
     5.   Total fee paid:
     6.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:
     2.   Form, Schedule or Registration Statement No.:
     3.   Filing Party:
     4.   Date Filed:

                   AQUATIC CELLULOSE INTERNATIONAL CORPORATION
                            2504 43rd Street, suite 5
                             Vernon, B.C., V1T 6L1,
                                     Canada
                  Telephone: (250) 558-4216 Fax: (250) 558-3846

_________ __, 2004

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Aquatic Cellulose International Corporation ("AQCI" or the "Company"), a Nevada Corporation, to be held ________ __, 2004 at 10:00 A.M., local time, at AQCI Headquarters, 2504 43rd Street, Suite 5, Vernon, B.C., V1T 6L1, Canada.

Enclosed you will find a notice setting forth the business to come before the Special Meeting, which accompanies our proxy statement and proxy card. At the Special Meeting, the Stockholders will vote upon the following:

1. To amend our certificate of incorporation to increase the number of authorized Common Stock from 100,000,000 to 3,000,000,000 shares;

2. To amend our certificate of incorporation to change the Company name to Valor Energy Corporation;

3. Amend our certificate of incorporation to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each seven hundred and fifty outstanding shares of Common Stock.

A Copy of our May 31, 2004 Annual Report on Form 10-KSB is enclosed with these materials.

The accompanying proxy statement also discusses our recent purchase of a 20% ownership position and 16% net revenue interest in and to the Hamill Lease, a 3,645-acre natural gas producing property located in the Matagorda County, Texas.

Your Board of Directors unanimously recommends that you vote "FOR" the amendment to our certificate of incorporation, vote "FOR" the change of our name to Valor Energy Corporation and vote "FOR" the amendment to our certificate of incorporation for a stock combination of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each seven hundred and fifty outstanding shares of Common Stock .

Your vote is very important. Regardless of whether you plan to attend the meeting in person, your shares should be represented and voted. After carefully reviewing the enclosed proxy statement, please complete, sign, date and promptly return the proxy card in the self-addressed envelope that we have included for your convenience. No postage is required if it is mailed in the United States. Should you decide to attend the Special Meeting in person, your return of the proxy card before the Special Meeting will not prevent you from voting your shares in person at the Special Meeting.

Sincerely yours,

/s/ Sheridan Westgarde
----------------------
Sheridan B. Westgarde
Chairman and Chief Executive Officer

The accompanying proxy statement dated ______ __, 2004 is being mailed to shareholders on or about ________ __, 2004

                   Aquatic Cellulose International Corporation
                            2504 43rd Street, suite 5
                             Vernon, B.C., V1T 6L1,
                                     Canada
                  Telephone: (250) 558-4216 Fax: (250) 558-3846

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To be held ______ __, 2004

        You are cordially invited to attend the Special Meeting of Stockholders of Aquatic Cellulose International Corporation ("AQCI" or the "Company"), a Nevada Corporation, to be held ________ __, 2004 at 10:00 A.M., local time, at AQCI Headquarters, 2504 43rd Street, Suite 5, Vernon, B.C., V1T 6L1, Canada, for the following purposes:

        1. To amend our certificate of incorporation to increase the number of authorized Common Stock from 100,000,000 to 3,000,000,000 shares;

        2. To amend our certificate of incorporation to change the Company name to Valor Energy Corporation;

        3. Amend our certificate of incorporation to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each seven hundred and fifty outstanding shares of Common Stock.

In addition to discussing in detail the items of business summarized above, the accompanying proxy statement describes a very important recent transaction, our purchase of a 20% ownership position and 16% net revenue interest in and to the Hamill Lease, located in Matagorda County, Texas which is a 3,645-acre natural gas producing property located in the Matagorda County, Texas.

As discussed in the accompanying proxy statement under Proposal 1, the reason that we are requesting our shareholders to approve an increase in our authorized capital stock is to facilitate the issuance of common in connection with the purchase of the Hamill Lease as well as to facilitate the conversion of existing convertible debt. The reason to approve the reverse split is to facilitate the recapitalization required by the Hamill Lease purchase, which includes the issuance of post-reverse common shares to professionals who are assisting us with our corporate development.

Holders of record of common stock at the close of business on ______ __, 2004 are the only stockholders entitled to notice of and to vote at the Special Meeting of Stockholders.

By Order of Your Board of Directors,

/s/ Sheridan Westgarde
----------------------
Sheridan Westgarde
Secretary

Dated: _____ __, 2004

Whether or not you expect to be present at the Special Meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the special Meeting. Even if you have returned your proxy card, you may still vote in person at the Special Meeting if you attend in person.

                                                    TABLE OF CONTENTS

                                                                                                                 Page

General Information...............................................................................................5
      Voting Rights and Outstanding Shares........................................................................5
      Description of Capital Stock................................................................................5
      Voting of Proxies ..........................................................................................5
      Revocability of Proxies.....................................................................................6
      Terms of Solicitation.......................................................................................6
      Where to Obtain More Information............................................................................6
      A Very Important Warning About Forward-Looking Statements...................................................6
      Annual Report...............................................................................................7
      Security Ownership of Certain Beneficial Owners and Management..............................................7

Purchase of 20% of the Hamill Lease and 50% of New Projects and Exploration Drilling Participation ...............8
      Parties to the Purchase.....................................................................................9
      Background of the Purchase..................................................................................9
      Reasons for Approval by the Board of Directors.............................................................10
      Purchase Consideration.....................................................................................10
      Interests of Certain Persons in the Purchase...............................................................11
      No Dissenters' Rights......................................................................................11
      Accounting Treatment.......................................................................................11
      Material Federal Income Tax Consequences...................................................................11

The Purchase and Sale & Exploration Agreement ...................................................................12
      The Hamill Lease and Option Purchase ......................................................................12
      Effective Time of the Purchase.............................................................................12
      Audited Statement of Operations............................................................................13
      Unaudited Pro Forma Condensed Combined Financial Statements................................................22
      Certificate of Incorporation and By-laws...................................................................35
      Officers and Directors Following the Lease Purchase........................................................35
      Representations and Warranties.............................................................................35
      Acquisition Financing......................................................................................35
      Actions Following the Lease Purchase.......................................................................36

Recent Developments..............................................................................................36

Risk Factors.....................................................................................................36

Proposal 1 - Amendment of the Company's Certificate of Incorporation to Increase the
      Company's Authorized Common Stock to 3,000,000,000 Shares..................................................39
      Reasons for the Proposed Increase..........................................................................39
      Vote Required..............................................................................................43


Proposal 2 - Amendment of the Company's Certificate to change the Company's name to Valor Energy Corporation
      Reasons for Proposed Name Change...........................................................................45
      Vote Required..............................................................................................45

Proposal 3 - Amendment of the Company's Certificate to provide for a stock combination (reverse split) of the
      Common Stock in an exchange ratio ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each seven hundred and fifty outstanding shares of Common
      Stock......................................................................................................46
      Vote Required..............................................................................................48

Other Matters ...................................................................................................49
      Submission of 2005 Stockholder Proposals...................................................................49

Appendix A: Purchase and Sale & Exploration Agreement ........................... ...............................A-1

                   AQUATIC CELLULOSE INTERNATIONAL CORPORATION
                            2504 43rd Street, suite 5
                          Vernon, B.C., V1T 6L1, Canada

                               GENERAL INFORMATION

                    (PROXY HAS BEEN REVISED IN ITS ENTIRETY)

The enclosed proxy is solicited by and on behalf of the Board of Directors of Aquatic Cellulose International Corporation, a Nevada corporation (the "Company"), for use at the Company's Special Meeting of Shareholders to be held ________ __, 2004 at 10:00 A.M., local time, at AQCI Headquarters, 2504 43rd Street, Suite 5, Vernon, B.C., V1T 6L1, Canada, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of the Special Meeting. This proxy statement, the proxy card and the enclosed 2004 Annual Report on Form 10-KSB were mailed on or about _________, 2004 to shareholders of record at the close of business on _______
__, 2004 (the "Record Date").

VOTING RIGHTS AND OUTSTANDING SHARES

As of the Record Date, _____ __, 2004, the Company has authorized 100,000,000 shares of common stock of which 100,000,000 shares are issued and outstanding and of the 10,000,000 shares of preferred stock, $0.001 par value authorized, none are issued and outstanding.

All holders of record of the Company's Common Stock are entitled to vote at the Meeting. Each share entitles the holder to one vote. The Board of Directors have advised that it is their intention to vote at the meeting and comply with the instructions on the Proxy cards received from stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and By-laws as currently in effect. The following description includes all material provisions of the applicable sections of the underlying documents in the summary.

COMMON STOCK

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, including the election of directors. Accordingly, holders of a majority of shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election if they chose to do so. The Articles of Incorporation does not provide for cumulative voting for the election of directors. Holders of Common Stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation. Holders of Common Stock have no preemptive, subscription or redemption rights.

PREFERRED STOCK

There are 10,000,000 shares of preferred stock, $0.001 par value authorized. The Articles of Incorporation provide that the Preferred stock may be issued from time to time in one or more series, the shares of each series to have voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the board of directors. No Preferred Stock are issued or outstanding at this time. There are no present plans by the Company's Board of Directors to issue preferred shares or to address the rights to be assigned to such shares.

VOTING OF PROXIES

When you sign, date and return the enclosed Proxy, the shares represented by the Proxy will be voted in accordance with your directions. You can specify your voting instructions by marking the appropriate boxes on the proxy card.

If your proxy card is signed and returned without specific voting instructions, your shares of the common stock will be voted as recommended by the directors:

        "FOR" the approval to increase the stock authorized from 100,000,000 to 3,000,000,000 shares;

        "FOR" the approval to change the Company name to Valor Energy
        Corporation.

        "FOR" the approval to perform a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each seven hundred and fifty outstanding shares of Common Stock.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by mailing a written revocation or later-dated, completed and signed proxy card before the Special Meeting or by simply attending the Special Meeting and voting in person. You may not change your vote by facsimile or telephone.

TERMS OF SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including the preparation, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, nominees and custodians holding in their names shares of Common Stock beneficially owned by others, for purposes of forwarding such materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors and officers of the Company. No additional compensation will be paid to such directors and officers for such services.

WHERE TO OBTAIN MORE INFORMATION

The mailing address of the Company is 2504 43rd Street, Suite 5, Vernon, B.C., V1T 6L1, Canada, Notices of revocation of a proxy should be sent to that address. Questions concerning the Special Meeting can be answered by calling Sheridan Westgarde, our Chief Executive Officer, Secretary and Treasurer, at 250-558-4216.

The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports, proxy statements and other information required under the Exchange Act with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials and information from the Commission can be obtained at existing published rates from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission which may be downloaded free of charge. When requesting such materials and information from the Commission, please reference the Company's Commission file number which is "000-27063."

A VERY IMPORTANT WARNING ABOUT FORWARD-LOOKING STATEMENTS

The Company makes various forward-looking statements in this document. These forward-looking statements are subject to many risks and uncertainties, and there can be no certainty that such statements will prove to be correct.

When words and expressions such as: "believes," "expects," "anticipates," "estimates," "plans," "intends," "objectives," "goals," "aims," "projects," "forecasts," "possible," "seeks," "may," "could," "should," "might," "likely," "enable" or similar words or expressions are used in this proxy statement, as well as statements beginning or ending with phrases such as "in our view," "there can be no assurance," "although no assurance can be given" or

"there is no way to anticipate with certainty," forward-looking statements are being made in all of these instances.

These forward-looking statements speak solely as of the date of this proxy statement.

The Company does not intend to update or revise any forward-looking statements to reflect any changes in general economic, competitive or market conditions and developments beyond its control.

ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-KSB, as filed with the Commission for the fiscal year ended May 31, 2004, including the financial statements and schedules thereto, is enclosed with this proxy statement. The Company will provide additional copies of this Annual Report to shareholders free of charge upon written request to Sheridan Westgarde, 2504 43rd Street, Suite 5, Vernon, B.C., V1T 6L1, Canada

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth current information with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock and Preferred Stock by (i) each person known by the Company to be the beneficial owner of 5% or more the Common Stock or Preferred Stock; (ii) each director of the Company and (iii) all Directors and Executive officers as a group. Percentage of beneficial ownership is based upon 100,000,000 shares of common stock outstanding at May 31, 2004 and October 15, 2004.


NAME AND ADDRESS              SHARES OWNED BENEFICIALLY        PERCENT OF CLASS
----------------              -------------------------        ----------------
Sheridan B. Westgarde
3498 Salmon River Bench Rd         2,500,000                     2.5%
Vernon, B.C. V1T 8Z7

All Officers/Directors             2,500,000                     2.5%
as a Group

          PURCHASE OF 20% OF THE HAMILL LEASE AND 50% OF OPTION RIGHTS

On March 22, 2004, CENTURY RESOURCES, INC., a Delaware Corporation, maintaining offices at 5851 San Felipe Suite 775, Houston, Texas 77057, herein referred to as "Century" and AQUATIC CELLULOSE INTERNATIONAL CORPORATION, a Nevada corporation, with offices at 2504-43rd Street Suite 5, Vernon, B.C. Canada, V1T 6L1, herein referred to as "Aquatic", entered into an agreement whereby Century agreed to sell, convey, assign, transfer and deliver to Aquatic and Aquatic agreed to purchase from Century as of the Effective Date of March 1, 2004, twenty percent (20%) of Century's right, title and interest, in the " Hamill Lease".

This section and the section below entitled "Purchase of 20% of the Hamill Lease and 50% of Option Rights " describe aspects of the Hamill Lease purchase that we consider important, including the "Purchase and Sale & Exploration Agreement", which is attached as APPENDIX A to this proxy statement. While we believe that this section covers the material terms of the Purchase Agreement, it may not contain all of the information that is important to you.

SUMMARY OF PURCHASE TERMS

(For a complete understanding of this transaction, you should carefully review the Purchase and Sale & Exploration Agreement in its entirety):

     o At the closing (March 22, 2004) of the Hamill Lease Purchase, (20%) of Century's right, title and interest, in and to the Hamill Oil and Gas Lease including Any and all other interests currently owned or to be obtained by Century as of the Effective Date, including all payments, ownership and accrued revenue due from any source relating to the Oil and Gas Lease.

     o Aquatic paid Century $580,000 at closing, on March 22, 2004 allocated to the Hamill Lease acquisition and 50% for the option rights. The assignment was effective as of March 1, 2004. The interest assigned is a 20% ownership position and 16% net revenue interest.

     o 50% Of the option rights: For a period of one year beginning March 1, 2004, Aquatic shall have an exclusive- non-transferable right, but not the obligation, to participate with Century, by acquiring up to FIFTY PERCENT (50%) of the interest made available to Century, in any new producing property acquisitions, undeveloped oil and gas lease acquisition, participation in new drilling prospects ( exploration or development drilling) and other oil and gas acquisition, leasing or development activities undertaken by Century.

               CONSIDERATION FOR THE OPTION RIGHTS: A 15% ownership stake in Aquatic's issued and outstanding common stock for Edward R. DeStefano to be issued upon the completion of the Company share recapitalization. We will issue the shares concurrent with the effective date of the reverse split.

          Areas included in this option for participation include but are not limited to the following:

               a. WHARTON AND JACKSON COUNTIES TEXAS, Viking Exploration 3D drilling program participation for drilling of new wells on acreage to be acquired by Century.
               b. BROOKSHIRE DOME- WALLER COUNTY, TEXAS drilling of new wells on acreage Century currently owned or to be acquired by Century.
               c.   TENNA FIELD, WHARTON COUNTY, TEXAS, drilling of new wells on acreage currently owned or to be acquired by Century.
               d.   SAN MIGUEL CREEK FIELD , MCMULLEN COUNTY, TEXAS, drilling of new wells on acreage currently owned or to be acquired by
                    Century
               e. FUTURE NEW PRODUCTION AND PROPERTY ACQUISITIONS. On terms outlined in this agreement.

The term of the option on New Projects and Exploration Drilling Participation under this Agreement shall be for a period of one year beginning March 1, 2004. Aquatic will have the option to renew this Agreement for two additional one-year periods by notifying Century in writing, on or before the expiration of the first and second year option period.

The Company has a Lease Operating Agreement in place with Century. The agreement requires the Company to pay its 20% share of lease operating fees, amounting to approximately $14,580 annually. The agreement also details the Company's responsibility for 20% of all lease operating expenses, un-scheduled repair, maintenance or re-completion of the lease or wells on an as required basis and of all future development costs. The lease agreement continues for as long as the Company has a working interest in the Hamill lease.

PARTIES TO THE PURCHASE

AQUATIC CELLULOSE INTERNATIONAL CORPORATION

Aquatic was a forest-based company focusing on submerged timber. Aquatic's principal activity was the procurement of contracts for the salvage and harvest of submerged timber and the sale of lumber derived from such timber.

CENTURY RESOURCES, INC.

CENTURY RESOURCES, INC. IS a Delaware corporation, maintaining offices at 5851 San Felipe Suite 775, Houston, Texas 77057. Century is the owner of certain producing and undeveloped Oil and Gas Leases, exploration prospects and 3-D seismic prospect leads located in Matagorda, Wharton, Jackson, and McMullen Counties, Texas. The owner and President, being Mr. Edward DeStefano, is a resident of Houston, Texas, USA.

BACKGROUND OF THE PURCHASE

The Company was ultimately unable to execute its strategy. The difficulties encountered trying to conduct business in third world countries proved to great. In addition, obtaining the necessary permits to access and harvest the submerged timber had too many political roadblocks. In light of these factors, in June of 2003, we entered into negotiations with Century Resources to purchase oil and gas revenue producing property.

After due diligence was performed, the parties entered into a letter of understanding in September 2003. The acquisition was to be a purchase of a 20% interest in an income producing natural gas lease. It was key that the lease be income producing so that we could have the cash flow to maintain corporate operations.

The Board of Director met on March 5, 2004 to review and discuss a draft of the proposed purchase in general. The Company's entry into the purchase agreement was approved at this meeting. On March 22, 2004, the Purchase and Sale & Exploration Agreement was executed.

The Purchase Agreement called for a cash payment of $580,000. The funds to make this payment was obtained through a private placement by issuing convertible notes.

The Century Resource shareholders felt the with the large dollar of convertible debt outstanding on Aquatic's books, that they would wait until most or all of the debt was converted before Aquatic would issued them the 15% of total equity to limit the dilution that would result from subsequent conversions. The company felt the best way to satisfy Century Resources would be to restructure the capital before issuing the shares to Century. This restructure would be accomplished with a reverse split, with the exact formula to be determined in the future.

The Intent of this agreement is to establish the particulars regarding the structuring of the OTC:BB public company Aquatic as a oil and gas company. Aquatic will purchase The Assets from Century whereas Century will continue to provide an ongoing stream of properties for purchase by Aquatic and thereby establish Aquatic as a significant producer of oil and gas. The decision to purchase income producing oil and gas property was influenced by the opportunity to use our existing knowledge in the exploration of natural resources in a related field that would produce a positive cash flow and earnings.

REASONS THE BOARD OF DIRECTORS APPROVED THIS TRANSACTION.

As mentioned, the Board of Directors were looking for an avenue to earn revenue that had growth potential. The opportunity presented by Century Resources appeared solid and thus the purchase was approved. In addition, the purchases under option also appeared like solid which helped tip the decision to acquire the property.

The forest-based industry which focused on accessing and recovering submerged timber had tremendous potential, however, the cost of running a business half way around the world required a greater capital and human outlay them we could support. So finding a base business to grow from was critical. AQCI's management felt they had experience in the exploration side of this industry and therefore felt comfortable in reviewing opportunities in that industry.

PURCHASE CONSIDERATION

     o Cash Payment: $580,000 Allocated to the Hamill lease acquisition and 50% for the option rights. This was paid to Century Resources on March 22, 2004.

          Stock Consideration for 50% of the option rights: A 15% ownership stake in Aquatic's issued and outstanding common stock for Edward R. DeStefano to be issued upon the completion of the Company share recapitalization. We will issue the shares concurrent with the effective date of the reverse split.

          For a period of one year beginning March 1, 2004, Aquatic shall have an exclusive- non-transferable right, but not the obligation, to participate with Century, by acquiring up to FIFTY PERCENT (50%) of the interest made available to Century, in any new producing property acquisitions, undeveloped oil and gas lease acquisition, participation in new drilling prospects ( exploration or development drilling) and other oil and gas acquisition, leasing or development activities undertaken by Century.

          As partial consideration for granting the option rights, hereunder, Aquatic shall deliver unto Century shares in Aquatic Cellulose International Corp as detailed below. The below share structure will be completed subject to the approval of shareholders. The purchase agreement calls for and initial 15% ownership stake in Aquatic for Edward R. DeStefano which will be issued concurrent with the Company share recapitalization; however Aquatic maintains the right to change other ownership percentages as Aquatic sees fit. The restructure will require a reverse stock split ranging from one newly issued share of Common Stock for each two outstanding shares of Common Stock to one newly issued share of Common Stock for each seven hundred and fifty outstanding shares of Common Stock. Aquatic board of directors maintains the right to issue additional shares for acquisition and expansion, which will affect original shareholders percentage of ownership.

          PROPOSED SHARE RESTRUCTURE OF AQUATIC CELLULOSE INTERNATIONAL CORP

          Issued & Outstanding (post reverse split)---------------------------23.002 million / (100%)
          Current shareholders-------------------------------------------------3.624 million / (15.75%)
          Officers & Directors ------------------------------------------------10.408 million / (45.25%)
          Debt service ----------------------------------------------------------5.52 million / (24.00%)
          Edward R. DeStefano - President of Century Resources, Inc. ------------3.45 million / (15%)

          Areas included in this option for participation include but are not limited to the following:

               a. WHARTON AND JACKSON COUNTIES TEXAS, Viking Exploration 3D drilling program participation for drilling of new wells on acreage to be acquired by Century.

               b. BROOKSHIRE DOME- WALLER COUNTY, TEXAS drilling of new wells on acreage Century currently owned or to be acquired by Century.
               c.   TENNA FIELD, WHARTON COUNTY, TEXAS, drilling of new wells on acreage currently owned or to be acquired by Century.
               d.   SAN MIGUEL CREEK FIELD , MCMULLEN COUNTY, TEXAS, drilling of new wells on acreage currently owned or to be acquired by
                    Century
               e. FUTURE NEW PRODUCTION AND PROPERTY ACQUISITIONS. On terms outlined in this agreement.

The term of the option on New Projects and Exploration Drilling Participation under this Agreement shall be for a period of one year beginning March 1, 2004. Aquatic will have the option to renew this Agreement for two additional one-year periods by notifying Century in writing, on or before the expiration of the first and second year option period.

INTERESTS OF CERTAIN PERSONS IN THE PURCHASE

In considering the recommendation of your Board of Directors with respect to the Purchase and Sale & Exploration Agreement, you should be aware that, as described below, members of your Board of Directors and our management team will receive interests after the restructure that are different from your interests as a shareholder, and that creates potential conflicts of interest.

The purchase agreement calls for and initial 15% ownership stake in Aquatic for Edward R. DeStefano which will be issued concurrent with the Company share recapitalization. Our Company share recapitalization calls for the officers and directors to receive up to 45.25% of Aquatic's issued and outstanding shares of commons stock. This in affect gives management just short of controlling interest in Aquatic, however pursuant to the Agreement, Aquatic maintains the right to change ownership percentages other than DeStefano as Aquatic sees fit

NO DISSENTERS' RIGHTS

We are incorporated under and governed by the laws of the State of Nevada. Under Nevada law, a stockholder is entitled to dissent from Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity. Here the Purchase and Sale & Exploration Agreement does not constitute a conversion or a merger and therefore our shareholders do not have any dissenters' rights, rights of appraisal or similar rights to receive a judicial valuation of their Company stock in connection with the purchase agreement.

ACCOUNTING TREATMENT

The accounting treatment used is the "Equity Step Acquisition" as required under SFAS 141. This method allows the acquisition to be recorded providing for the stock valuation portion to be recorded at a subsequent date.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

There are no tax consequences as a result of this acquisition. However, we encourage our shareholders to consult their own tax advisor as to the particular tax including the applicability and effect of any state, local, foreign or other tax laws, and of changes in applicable tax laws.

                  THE PURCHASE AND SALE & EXPLORATION AGREEMENT

The following summary of the material terms of the Purchase and Sale & Exploration Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached as Appendix A to this proxy statement. We urge you to read the Purchase Agreement carefully and in its entirety.

THE HAMILL LEASE AND 50% OPTION RIGHTS PURCHASE

Pursuant to the terms of the Purchase and Sale & Exploration Agreement, on March 22, 2004, Aquatic purchased from Century Resources, Inc., as of the Effective Date of March 1, 2004, twenty percent (20%) of Century's right, title and interest, in the "Hamill Lease".

The most significant condition precedent to Aquatic's obligations under the Purchase Agreement which was satisfied prior to the Purchase was Aquatic paid Century $580,000 at closing, on March 22, 2004 which is allocated to the Hamill Lease acquisition and 50% for the various option rights. The assignment was effective as of March 1, 2004. The interest assigned is a 20% ownership position, referred to as a working interest, and 16% net revenue interest.

The most significant subsequent to Aquatic's obligations under the Purchase Agreement is the stock consideration due Century Resources for the 50% of the option rights. Here a 15% ownership stake in Aquatic's issued and outstanding common stock is to be issued to Edward R. DeStefano, the President of Century Resources, upon the completion of the Company share recapitalization. We will issue the shares concurrent with the effective date of the reverse split.

EFFECTIVE TIME OF THE HAMILL LEASE PURCHASE

The Hamill Lease purchase was consummated and became effective on March 22, 2004. The consummation of the 50% purchase of the Option Rights will occur at a date within the specified one year time frame.

HAMILL OPERATING LEASE AGREEMENT

Effective March 1, 2004, the Company has a Lease Operating Agreement in place with Century Resources Inc. of Houston Texas. The operating agreement outlines the various responsibilities of the Company and Century in operations pertaining to Hamill Lease.

The agreement requires the Company to pay its 20% share of lease operating fees, amounting to approximately $14,580 annually. The agreement also details the Company's responsibility for 20% of all lease operating expenses, un-scheduled repair, maintenance or re-completion of the lease or wells on an as required basis and of all future development costs. The lease agreement continues for as long as the Company has a working interest in the Hamill Lease.

          AUDITED STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES OF

                                  HAMILL LEASE

                 FOR THE FISCAL YEAR ENDED MAY 31, 2003 AND THE
                   NINE-MONTH PERIOD ENDED FEBRUARY 29, 2004.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Aquatic Cellulose International Corp.
Vernon, British Columbia, Canada

We have audited the accompanying historical Statement of Revenue and Direct Operating Expenses of Hamill Lease for the fiscal year ended May 31, 2003 and the nine-month period ended February 29, 2004. This historical financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the historical financial statement based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall historical financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying historical Statement of Revenue and Direct Operating Expenses of Hamill Lease was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Schedule 14A of Aquatic Cellulose International Corp.) and is not intended to be a complete presentation of the revenue and direct operating expenses of Hamill lease.

In our opinion, the historical financial statement referred to above present fairly, in all material respects, the revenue and direct operating expenses described in Note 1 of Aquatic Cellulose International Corp. for the fiscal year ended May 31, 2003 and the nine-month period ended February 29, 2004, in conformity with accounting principles generally accepted in the United States of America.


WONG JOHNSON & ASSOCIATES
A Professional Corporation
Temecula, California
July 24, 2004

                         AQUATIC CELLULOSE INTERNATIONAL CORP.
       STATEMENT OF NET REVENUE OF THE ASSETS ACQUIRED FROM CENTURY RESOURCES INC.
                                   (THE HAMILL LEASE)






                                                               PERIOD FROM
                                                   JUNE 1, 2003           JUNE 1, 2002
                                                        TO                      TO
                                                FEBRUARY 29, 2004         MAY 31, 2003
-----------------------------------------------------------------------------------------

Gas revenues                                    $        973,308        $      1,281,335



Direct Operating Expenses
    Production taxes                                      68,781                  98,236
    Lease operating expenses                              44,467                  69,767
-----------------------------------------------------------------------------------------
    Royalties                                            119,278                 146,676
-----------------------------------------------------------------------------------------
       Total direct operating expenses                   232,526                 314,679
-----------------------------------------------------------------------------------------

Net Revenue                                     $        740,782        $        966,656
=========================================================================================




                                            15

                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                FEBRUARY 29, 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Effective as of March 1, 2004, Aquatic Cellulose International Corp. ("the Company") acquired a 20 percent working interest and 16 percent net revenue interest in the Hamill Lease, a 3,645 acre natural gas producing property located in Matagorda County, Texas, pursuant to an agreement with Century Resources Inc. ("Century"), a privately held Texas corporation. The agreement also includes an exclusive, optional, "New Project and Exploration Drilling Participation' agreement with Century. The agreement is for three successive one-year terms, with the Company holding the exclusive option on each year. The cost of this acquisition and exclusive optional participation agreement was $580,000 and a 15 percent ownership stake in the Company. The Company is currently in the process of conducting a special meeting of shareholders to seek approval to increase the authorized share volume of the Company to meet this 15 percent ownership commitment.

The accompanying statement presents the revenues, production taxes, lease operating expenses and royalties of these properties, as incurred by the various owners for the fiscal year ended May 31, 2003 and for the nine-month period ended February 28, 2004. This statement does not include, depreciation, amortization, or depletion, or any allocation of corporate overhead or any other indirect expenses including interest or income taxes.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION AND DIRECT EXPENSES

The Company records estimated amounts of natural gas revenues based on volumetric calculations under its natural gas sales contract.

Revenue from the Hamill Lease is subject to a 7.5 percent severance tax and
0.000667 percent oil field clean-up tax.

Lease operating expenses represent.......

LONG LIVED ASSETS

The Company performs a review for impairment of proved natural gas properties on a depletable unit basis when circumstances suggest there is a need for such review in accordance with Financial Accounting Standards Board Opinion No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS (SFAS No. 144). To determine if a depletable unit is impaired, the Company compares the carrying value of the depletable unit to the undiscounted future net cash flows by applying managements' estimates of future natural gas prices to the estimated future production of natural gas reserves over the economic life of the property. Future net cash flows are based upon estimates of proved reserves. In addition, other factors such as probable and possible reserves are taken into consideration when justified by economic conditions and actual or planned drilling or other development activities. For a property determined to be impaired, an impairment loss equal to the difference between the carrying value and the estimated fair value of the impaired property will be recognized. Fair value, on a depletable unit basis, is estimated to the present value of the aforementioned expected future net cash flows. Any impairment charge incurred is recorded in accumulated depreciation, depletion, impairment and amortization to reduce the recorded basis in the asset. Each part of this calculation is subject to a large degree of judgment, including the determination of the depletable units' reserves, future cash flows and fair value. For the fiscal year ended May 31, 2003 and the nine-month period ended February 28, 2004, no impairments have been recorded on proved properties.

Unproved natural gas properties are periodically assessed and any impairment in value is charged to impairment expense. The costs of unproved properties, which are determined to be productive, are transferred to proved natural gas properties and amortized on a unit of production basis. For the fiscal year ended May 31, 2003 and the nine-month period ended February 28, 2004, no impairments have been recorded on unproved properties.

SIGNIFICANT CUSTOMERS

The Company has an agreement with Harvest Pipeline Company ("Harvest") to sell 100 percent of its natural gas to Harvest at 90 percent of Inside FERC of the Houston Shipped Channel Price. The agreement is effective through October 1, 2004.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of revenues and expenses during the reporting period, including the use of estimates for natural gas reserve information. Actual results could differ from those estimates.

NOTE 3 - ROYALTIES

The Hamill property is subject to payment of a 12.5% royalty paid to the various mineral rights owners, as well as a 3% over-riding net-revenue interest to ABA Energy, effective March 1, 2004; however, the Company's agreement call for it's revenue percentage paid prior to the these royalty payments.

NOTE 4 - UNAUDITED GAS RESERVE QUANTITIES

This section provides information required by Statement of Financial Accounting Standards No. 69, DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES.

The following unaudited natural gas reserve estimates were prepared by Century Resources Inc. as of Feb 1, 2004, and adjusted by the Company for actual production. There are many uncertainties inherent in estimated proved reserve quantities and in projecting future production rates and the timing of development expenditures. In addition, reserve estimates of new discoveries that have little production history are more imprecise than those of properties with more production history. Accordingly, these estimates are expected to change as future information becomes available.

Proved natural gas reserves are the estimated quantities of natural gas and natural gas liquids which geological and engineering data demonstrates with reasonable certainty to be recoverable in future years from know reservoirs under existing economic and operating conditions.

Proved natural gas reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods.

Unaudited net quantities of proved and proved developed reserves of natural gas, all of which are located on the 3,645 property located in Matagorda County, Texas, are summarized below:

                                                    Billion Cubic Feet (BCF)
Changes in proved reserves:

Estimated quantity, June 1, 2002                              5.531

Production                                                    0.326

Acquisitions                                                      -

Discoveries                                                       -
                                                        -----------------

Estimated quantity, May 31, 2003                              5.205

Production                                                    0.215

Acquisitions                                                      -

Discoveries                                                       -
                                                        -----------------
Estimated quantity, February 28, 2004                         4.990
                                                        =================

The following table presents a standardized measure of the discounted future net cash flows attributable to the Company's proved natural gas reserves. Future cash inflows were computed by applying period end prices of natural gas to the estimated future production of proved natural gas reserves. The future production and development costs represent the estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. Future unexpected costs or changes in production could affect discounted future net cash flows.

A discount factor of 10 percent was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement cost or market value of the Company's natural gas properties.

Standardized measure of discounted future net cash flows as of February 28, 2004:

Future cash inflows                                            $3,039,520

Future production costs                                           421,530
                                                               ----------

Future net cash flows                                           2,617,990

10 percent annual discount per annum                             (507,235)
                                                               ----------

Standardized measure of discounted future net cash flows       $2,110,755
                                                               ==========

Due to recurring net operating losses, which can be utilized to offset projected discounted future net cash flows, no provision for income taxes is considered necessary.

NOTE 5 - COMMITMENTS

The Company currently has a lease Operating Agreement in place with Century Resources Inc. The agreement requires the Company to pay its 20% share of lease operating fees, amounting to approximately $14,580 annually. The agreement also details the Company's responsibility for 20% of all lease operating expenses, un-scheduled repair, maintenance or re-completion of the lease or wells on an as required basis and of all future development costs. The lease agreement continues for as long as the Company has a working interest in the Hamill lease.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF
OPERATIONS:

PLAN OF OPERATIONS

     The Hamill Lease is a 3,645-acre natural gas producing property located in Matagorda County, Texas. The property has a total of seven wells with natural gas sales from mainly three producing wells.

     The plan after acquiring our 20% ownership position is to work in conjunction with the majority owner, Century Resources, Inc., to fully exploit the production potential of the Hamill property. This would include evaluating existing natural gas wells and drilling/completing additional wells on the approximate 3,300 acres of undeveloped property within the lease.

RESULTS OF OPERATIONS

FOR THE YEAR ENDED MAY 31ST, 2003

     The Hamill Lease earned revenue of $1,281,335 for the year ended May 31st, 2003. The revenues were attributable to natural gas production and sales.

     Operating costs and expenses for the year ended May 31st, 2003, were $314,679. This was attributable to production taxes of $98,236, lease operating expenses of $69,767 and royalty payments of $146,676.

     The Hamill Lease had operating income, prior to distribution of $966,656 for the 12 month period ending 5/31/03 .

FOR THE NINE MONTHS ENDED FEBRUARY 29, 2004

     The Hamill Lease earned revenue of $973,308 for the nine months ended February 29, 2004. The revenues were attributable to natural gas production and sales.

     Operating costs and expenses for the nine months ended February 29, 2004, were $232,526. This was attributable to production taxes of $68,781, lease operating expenses of $44,467 and royalty payments of $119,278.

     The Hamill Lease incurred a gain in the nine months ending February 29, 2004 of $740,782.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                             AQUATIC CELLULOSE INTERNATIONAL, CORP.
                                                     PROFORMA BALANCE SHEET
                                                          MAY 31, 2003


                                                                                             PRO FORMA           COMBINED
                                                             AQCI            HAMILL         ADJUSTMENTS         PRO FORMA
                                                        --------------------------------------------------------------------
                        ASSETS

Current Assets
     Cash in the Bank                                   $     13,204                                                  13,204
     Prepaid Expenses                                            290                                                     290
                                                                                                       -
                                                        ------------      ------------      ------------       -------------
Total Current Assets                                          13,494                 -                 -              13,494

Property and Equipment, Less depreciation                      2,566                                                   2,566
Investment Hamill Property Lease                                               706,572                               706,572
Advance on Equipment Purchase                                100,000                                                 100,000
Deferred Financing Costs                                                                          34,475              34,475
                                                        ------------      ------------      ------------       -------------

Total Assets                                            $    116,060      $    706,572      $     34,475       $     857,107
                                                        ============      ============      ============       =============

         LIABILITIES AND STOCKHOLDERS DEFICIT

Current Liabilities
     Accounts Payable                                        190,490                                                 190,490
     Accrued Liabilities                                     202,454                              69,600             272,054
     Amounts Due Related Parties                             639,397                                                 639,397
     Convertible Debentures                                  780,800                             648,949           1,429,749
     Unamortized discount                                    (17,293)                           (324,475)           (341,768)
                                                        ------------      ------------      ------------       -------------
Total Current Liabilities                                  1,795,848                 -           394,075           2,189,923

Long Term Liabilties                                               -                 -                 -                   -
                                                        ------------      ------------      ------------       -------------

Total Liabilities                                          1,795,848                 -           394,075           2,189,923

Stockholders Deficit
     Preferred Stock
     Common stock                                            100,000                                                 100,000
     Advance on Deposit                                     (125,000)                                               (125,000)
     Additional Paid in Capital                            5,484,691           580,000            68,949           6,133,640
     Accumluated Deficit                                  (7,155,171)          126,572          (428,549)         (7,457,148)
     Foreign Currency Translation                             15,692                                                  15,692
                                                        ------------      ------------      ------------       -------------

Total Stockholders Deficit                                (1,679,788)          706,572          (359,600)         (1,332,816)
                                                        ------------      ------------      ------------       -------------

Total Liabilties and Stockholders Deficit                    116,060           706,572            34,475             857,107
                                                        ============      ============      ============       =============


                                        AQUATIC CELLULOSE INTERNATIONAL CORP.
                                           PROFORMA STATEMENT OF OPERATIONS
                                                      MAY 31, 2003


                                                                                   PRO FORMA         COMBINED
                                                 AQCI             HAMILL          ADJUSTMENTS       PRO FORMA
                                           ----------------------------------------------------------------------

Sales                                                  -           189,296                             189,296

Cost of Sales                                          -                                                     -
                                           ----------------  ----------------  ----------------  ----------------

Gross Profit (Loss)                                    -           189,296                 -           189,296

Operating Expenses
     Selling, General and Adminstrative        1,184,582                                             1,184,582
     Lease Operating Expenses                                       13,959                              13,959
     Lease Operating Fee                                            14,580                              14,580
     Depreciation/Depletion                        1,163            34,185                              35,348
                                           ----------------  ----------------  ----------------  ----------------

Total Operating Expenses                       1,185,745            62,724                 -         1,248,469
                                           ----------------  ----------------  ----------------  ----------------

Income (Loss) from Operations                 (1,185,745)          126,572                 -        (1,059,173)
                                           ----------------  ----------------  ----------------  ----------------

Other Income (Expense)
     Gain on Disposal                             65,725                                                65,725
     Foreign Currency Translation                 19,739                                                19,739
     Financing costs                            (147,569)                           (358,949)         (506,518)
     Interest                                                                        (69,600)          (69,600)
                                           ----------------  ----------------  ----------------  ----------------

Total Other Income (Expense)                     (62,105)                -          (428,549)         (490,654)
                                           ----------------  ----------------  ----------------  ----------------

Net Income (Loss)                             (1,247,850)          126,572          (428,549)       (1,549,827)
                                           ================  ================  ================  ================

Weighted Average Shares                       95,758,155        95,758,155        95,758,155        95,758,155
                                           ================  ================  ================  ================

Income (Loss) Per Share                          (0.0130)           0.0013           (0.0045)          (0.0162)
                                           ================  ================  ================  ================


                                             AQUATIC CELLULOSE INTERNATIONAL, CORP.
                                                     PROFORMA BALANCE SHEET
                                                        FEBRUARY 29, 2004


                                                                                             PRO FORMA           COMBINED
                                                             AQCI            HAMILL         ADJUSTMENTS         PRO FORMA
                                                        --------------------------------------------------------------------
                        ASSETS

Current Assets
     Cash in the Bank                                   $      1,548                                                   1,548
     Prepaid Expenses                                          1,151                                                   1,151
                                                        ------------      ------------      ------------       -------------
Total Current Assets                                           2,699                 -                 -               2,699

Property and Equipment, Less depreciation                      2,610                                                   2,610
Investment Hamill Property Lease                             706,572           102,350                               808,922
Advance on Equipment Purchase                                100,000                                                 100,000
Deferred Financing Costs                                      34,475                             (25,856)              8,619
                                                        --------------------------------------------------------------------

Total Assets                                            $    846,356      $    102,350      $    (25,856)      $     922,849
                                                        ============      ============      ============       =============

         LIABILITIES AND STOCKHOLDERS DEFICIT

Current Liabilities
     Accounts Payable                                        158,538                                                 158,538
     Accrued Liabilities                                     495,335                              52,200             547,535
     Amounts Due Related Parties                             772,890                                                 772,890
     Convertible Debentures                                1,429,749                                               1,429,749
     Beneficial Conversion Feature                          (341,768)                            243,356             (98,412)
                                                        ------------      ------------      ------------       -------------
Total Current Liabilities                                  2,514,744                 -           295,556           2,810,300

Long Term Liabilties                                               -                 -                 -                   -
                                                        ------------      ------------      ------------       -------------
Total Liabilities                                          2,514,744                 -           295,556           2,810,300

Stockholders Deficit
     Preferred Stock
     Common stock                                            100,000                                                 100,000
     Advance on Deposit                                     (125,000)                                               (125,000)
     Additional Paid in Capital                            6,133,640                                               6,133,640
     Accumluated Deficit                                  (7,798,373)          102,350          (321,413)         (8,017,436)
     Foreign Currency Translation                             21,345                                                  21,345
                                                        ------------      ------------      ------------       -------------

Total Stockholders Deficit                                (1,668,388)          102,350          (321,413)         (1,887,451)
                                                        ------------      ------------      ------------       -------------

Total Liabilties and Stockholders Deficit                    846,356           102,350           (25,857)            922,849
                                                        ============      ============      ============       =============


                                        AQUATIC CELLULOSE INTERNATIONAL CORP.
                                           PROFORMA STATEMENT OF OPERATIONS
                                                    FEBRUARY 29, 2004


                                                                                   PRO FORMA         COMBINED
                                                 AQCI             HAMILL          ADJUSTMENTS       PRO FORMA
                                           ----------------------------------------------------------------------
Sales                                                  -           144,724                             144,724

Cost of Sales                                          -                                                     -

                                           ----------------  ----------------  ----------------  ----------------
Gross Profit (Loss)                                    -           144,724                -            144,724

Operating Expenses
     Selling, General and Adminstrative          250,437                                               250,437
     Lease Operating Expenses                                        8,893                               8,893
     Lease Operating Fee                                            10,935                              10,935
     Depreciation/Depletion                          496            22,546                              23,042
                                           ----------------  ----------------  ----------------  ----------------
Total Operating Expenses                         250,933            42,374                -            293,307
                                           ----------------  ----------------  ----------------  ----------------

Income (Loss) from Operations                   (250,933)          102,350                -           (148,583)
                                           ----------------  ----------------  ----------------  ----------------
Other Income (Expense)
     Interest Expense                            (90,292)                           (52,200)          (142,492)
     Financing Costs                                                               (269,213)          (269,213)
                                           ----------------  ----------------  ----------------  ----------------

Total Other Income (Expense)                     (90,292)                -         (321,413)          (411,705)
                                           ----------------  ----------------  ----------------  ----------------

Net Income (Loss)                               (341,225)          102,350         (321,413)          (560,288)
                                           ================  ================  ================  ================

Weighted Average Shares                      100,000,000       100,000,000      100,000,000        100,000,000
                                           ================  ================  ================  ================

Income (Loss) Per Share                          (0.0034)           0.0010          (0.0032)           (0.0056)
                                           ================  ================  ================  ================

                   AQUATIC CELLULOSE INTERNATIONAL CORPORATION

               NOTES TO STATEMENT OF PROFORMA FINANCIAL STATEMENTS

                                  HAMILL LEASE

                       FEBRUARY 29, 2004 AND MAY 31, 2003


NOTE 1 - ORGANIZATION

Century Resources Inc. ("Century"), a privately held Texas corporation, has an interest in various oil and natural gas properties. Effective March 1, 2004, Aquatic Cellulose International Corp. ("the Company") acquired a 20 percent working interest and 16 percent net revenue interest in the Hamill Lease, a 3,645 acre natural gas producing property located in Matagorda County, Texas, pursuant to an agreement with Century. Under the agreement, the Company will receive 20 percent of net revenue before royalty expense. The agreement also includes an exclusive, optional, "New Project and Exploration Drilling Participation' agreement with Century. This agreement is for three successive one-year terms, with the Company holding the exclusive option on each year. The cost of this acquisition and exclusive optional participation agreement was $580,000 and a 15 percent ownership stake in the Company. The Company is currently in the process of conducting a special meeting of shareholders to seek approval to increase the authorized share volume of the Company to meet this 15 percent ownership commitment.

NOTE 2 - BASIS OF PRESENTATION

The accompanying unaudited proforma balance sheet, statement of operations, production taxes, lease operating expenses of these properties, as incurred by the various owners of the Hamill lease, a 3,645-acre natural gas producing property located in Matagorda County, Texas, pursuant to an agreement with Century Resources Inc. for the fiscal year ended May 31, 2003 and for the nine-month period ended February 29, 2004.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION AND DIRECT OPERATING EXPENSES

The Company records estimated amounts of natural gas revenues based on volumetric calculations under its natural gas sales contract.

Revenue from the Hamill Lease is subject to a 7.5 percent severance tax and
0.000667 percent oil field clean-up tax.

Lease operating expenses include repair and maintenance of wells pipe and holding tanks, as well as up-grades and maintenance of lease roads and equipment.

                   AQUATIC CELLULOSE INTERNATIONAL CORPORATION

               NOTES TO STATEMENT OF PROFORMA FINANCIAL STATEMENTS

                                  HAMILL LEASE

                       FEBRUARY 29, 2004 AND MAY 31, 2003


BUSINESS COMBINATIONS

In July 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling of interests method for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001. Upon adoption of SFAS No. 142, it also requires that the Company reclassify, if necessary, the carrying amounts of intangible assets and goodwill, based on the criteria in SFAS No. 141. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment, at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purpose of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful like.

INVESTMENT IN HAMILL LEASE

The Company's investment in the Hamill lease is recorded using the equity method of accounting. Under this method, the investment at cost initially, and the investment is adjusted for the Company's equity in the Hamill lease profit and loss. The investment is further adjusted for additional contributions to and distributions from the Hamill lease.

The Company depletes the acquisition cost of the Hamill lease using the units-of-production method as the related gas reserves are produced so that each unit of gas produced is assigned a pro rata portion of the unamortized acquisition cost. The unit cost is computed on the basis of the total estimated units of gas reserves.

The Hamill lease has an agreement with Harvest Pipeline Company ("Harvest") to sell 100 percent of its natural gas to Harvest at 90 percent of Inside FERC of the Houston Shipped Channel Price. The agreement is effective through October 1, 2004. Because alternate purchasers of natural gas are readily available, the Company believes that the loss of any purchaser would not have a material adverse effect on the financial results of the Company.

LONG LIVED ASSETS

The Company performs a review for impairment of proved natural gas properties on a depletable unit basis when circumstances suggest there is a need for such review in

                   AQUATIC CELLULOSE INTERNATIONAL CORPORATION

               NOTES TO STATEMENT OF PROFORMA FINANCIAL STATEMENTS

                                  HAMILL LEASE

                       FEBRUARY 29, 2004 AND MAY 31, 2003


accordance with Financial Accounting Standards Board No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS (SFAS No. 144). To determine if a depletable unit is impaired, the Company compares the carrying value of the depletable unit to the undiscounted future net cash flows by applying managements' estimates of future natural gas prices to the estimated future production of natural gas reserves over the economic life of the property. Future net cash flows are based upon estimates of proved reserves. In addition, other factors such as probable and possible reserves are taken into consideration when justified by economic conditions and actual or planned drilling or other development activities. For a property determined to be impaired, an impairment loss equal to the difference between the carrying value and the estimated fair value of the impaired property will be recognized. Fair value, on a depletable unit basis, is estimated to the present value of the aforementioned expected future net cash flows. Any impairment charge incurred is recorded in accumulated depreciation, depletion, impairment and amortization to reduce the recorded basis in the asset. Each part of this calculation is subject to a large degree of judgment, including the determination of the depletable units' reserves, future cash flows and fair value. For the fiscal year ended May 31, 2003 and the nine-month period ended February 29, 2004, no impairments have been recorded on proved properties.

Unproved natural gas properties are periodically assessed and any impairment in value is charged to impairment expense. The costs of unproved properties, which are determined to be productive, are transferred to proved natural gas properties and amortized on a unit of production basis. For the fiscal year ended May 31, 2003 and the nine-month period ended February 29, 2004, no impairments have been recorded on unproved properties.

SIGNIFICANT CUSTOMER

An agreement with Harvest Pipeline Company is currently in place to sell 100 percent of the Hamill Lease natural gas at 90 percent of Inside FERC of the Houston Shipped Channel Price. The agreement is effective through October 1, 2004.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of revenues and expenses during the reporting period, including the use of estimates for natural gas reserve information. Actual results could differ from those estimates.

                   AQUATIC CELLULOSE INTERNATIONAL CORPORATION

               NOTES TO STATEMENT OF PROFORMA FINANCIAL STATEMENTS

                                  HAMILL LEASE

                       FEBRUARY 29, 2004 AND MAY 31, 2003


NOTE 4 - DEFERRED FINANCING COSTS

In connection with the sale of $648,949 convertible debentures on June 1, 2002, the Company incurred financing fees in the amount of $68,949. These fees are amortized over the 24-month life of debentures. The unamortized balance of these fees was $34,475 and $8,619 as of May 31, 2003 and February 29, 2004, respectively.

NOTE 5 - CONVERTIBLE DEBENTURES

Convertible debentures payable bear interest at 12%, due on a quarterly basis, and are secured by a first priority interest in the Company's accounts receivable, inventory, fixed assets and general intangibles. Debentures aggregating $480,800 at May 31, 2003, are convertible into the Company's common shares at the lesser of $0.60 per share or 70% of the average of the lowest three inter-day sales prices during the twenty trading days immediately preceding the conversion date. The remaining $300,000 of the debentures at May 31, 2003 is convertible into common shares at the lesser of $0.083 per share or 67.67% of the average of the lowest three inter-day sales prices during the twenty days immediately preceding the conversion date. If unpaid when due, $480,800 of the debentures can automatically convert to common shares if certain conditions are met. The remaining $300,000 of the debentures do not automatically convert to common shares on their due dates. $780,800 of the total debentures was in default at May 31, 2003.

During December 2003, the Company entered into an amendment to the debentures outstanding as of May 31, 2003 and entered into another $100,000 convertible promissory note. For the purposes of presentation of this pro forma, it is being assumed that $648,949 of the debentures issued in March 2004, are being issued in June 2002, to allow for the acquisition. The new debenture has an interest rate of 10%.

The debentures are due as follows:

DUE DATE               MAY 31, 2002     ISSUED      CONVERTED     MAY 31, 2003
--------               ------------     ------      ---------     ------------
May 4, 2002            $      3,300   $       --   $     (3,300)  $         --
September 29, 2001          500,000           --        (19,200)       480,800
January 25, 2002             17,500           --        (17,500)            --
March 14, 2002              100,000           --             --        100,000
December 4, 2002            200,000           --             --        200,000
June 1, 2002                             648,949             --        648,949
                       ------------   ----------   ------------   ------------
                            820,800   $  648,949   $    (40,000)     1,429,749
                                      ==========   ============

                   AQUATIC CELLULOSE INTERNATIONAL CORPORATION

               NOTES TO STATEMENT OF PROFORMA FINANCIAL STATEMENTS

                                  HAMILL LEASE

                       FEBRUARY 29, 2004 AND MAY 31, 2003


Unamortized discount related
to warrants granted in conjunction
with the issuance of the
convertible debentures  payable          (17,293)                       (17,293)

Unamortized discount related to
beneficial conversion option on the
convertible debentures payable           (58,325)                      (324,475)
                                      ----------                  --------------

                                      $  745,182                  $   1,087,981
                                      ==========                  ==============

The debentures for February 29, 2004 are due as follows:

Due Date               May 31, 2002     Issued      Converted     May 31, 2003
--------               ------------     ------      ---------     ------------
September 29, 2001     $    480,800           --             --   $     480,800
March 14, 2002              100,000           --             --         100,000
December 4, 2002            200,000           --             --         200,000
June 1, 2003                648,949           --             --         648,949
                       ------------   ----------   ------------   --------------

                          1,429,749   $       --   $         --       1,429,749
                                      ==========   ============

Unamortized discount
related to warrants
granted in conjunction
with the issuance of
the convertible
debentures payable          (17,293)                                    (17,293)

Unamortized discount
related to beneficial
conversion option on the
convertible debentures
payable                    (324,475)                                    (81,119)
                       ------------                                -------------
                       $  1,087,981                                $  1,331,337
                       ============                                =============

                   AQUATIC CELLULOSE INTERNATIONAL CORPORATION

               NOTES TO STATEMENT OF PROFORMA FINANCIAL STATEMENTS

                                  HAMILL LEASE

                       FEBRUARY 29, 2004 AND MAY 31, 2003


The convertible debentures all contain a beneficial conversion feature, as the debentures are convertible into common shares at prices that are less than the market price at the date of issuance. All debentures and warrants can be exercised anytime after issuance. Therefore, a total of $324,475 and $243,356 for beneficial conversion features in connection with the debentures and warrants have been charged to operations during the fiscal years ended May 31, 2003 and February 29, 2004, respectively.

In connection with these convertible debentures, the Company had $158,151 and $62,655 of accrued interest at May 31, 2003 and February 29, 2004, respectively.

The June 2002 convertible debentures contain a beneficial conversion feature as the debenture holders are granted common share purchase warrants and the debentures are convertible into common shares at prices that are less than the market price at the date of issuance. The debenture proceeds attributable to the warrants was estimated to be $nil, as the warrants were valued at market value on the date of issuance. The intrinsic value of the beneficial conversion option relating to the debentures being convertible into common shares at prices that are less than the market price at the date of issuance has been calculated at $580,000 which is recognized in accordance with EITF 98-5, as modified, where applicable, by EITF 00-27. All debentures and warrants can be exercised anytime after issuance. Therefore, a total of $288,000 and 216,000 for beneficial conversion features in connection with the June 2004 debentures and warrants have been charged to operations during the fiscal year ended May 31, 2003 and the nine months ended February 29, 2004.

NOTE 6 - SUMMARY OF ASSET ACQUISITION

On March 1, 2004 the Company completed its purchase of a 20% ownership position and a 16% interest in the revenues, net of taxes, in the mineral right lease on various oil and natural gas properties, know as the Hamill Lease. The acquisition price from Century was $580,000 in cash and a 15% ownership in the Company, and was accounted for as a step acquisition as required by SFAS No. 141, "Business Combinations". The date and dollar amount for the issuance of the 15% interest in the Company cannot be determined, pending the approval of a
Section 14A proxy statement with the Securities and Exchange Commission. The proxy filing is requesting, among other things, an increase in authorized shares for the Company to accommodate this and other necessary stock issuances.

                   AQUATIC CELLULOSE INTERNATIONAL CORPORATION

               NOTES TO STATEMENT OF PROFORMA FINANCIAL STATEMENTS

                                  HAMILL LEASE

                       FEBRUARY 29, 2004 AND MAY 31, 2003


NOTE 7- PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION

The unaudited pro forma balance sheets and statements of operation include the following:

        A. Interest -The Company has recorded for the purposes of this pro forma interest expense on the new convertible debentures at the rate of 10% per annum. This results in entries of $69,600 and $52,200 for the periods May 31, 2003 and February 29, 2004, respectively.

        B. The Company depletes the acquisition cost of the Hamill lease using the units-of-production method as the related gas reserves are produced so that each unit of gas produced is assigned a pro rata portion of the unamortized acquisition cost. The unit cost is computed on the basis of the total estimated units of gas reserves.

        C. Beneficial Conversion Feature- The convertible debentures all contain a beneficial conversion feature, as the debentures are convertible into common shares at prices that are less than the market price at the date of issuance. All debentures and warrants can be exercised anytime after issuance. Therefore, a total of $324,475 and $243,356 for beneficial conversion features in connection with the debentures and warrants have been charged to operations during the fiscal years ended May 31, 2003 and February 29, 2004, respectively.

                   AQUATIC CELLULOSE INTERNATIONAL CORPORATION

               NOTES TO STATEMENT OF PROFORMA FINANCIAL STATEMENTS

                                  HAMILL LEASE

                       FEBRUARY 29, 2004 AND MAY 31, 2003


NOTE 8 - STATEMENT OF OPERATIONS COMPARISON

---------------------------------- ---------------- ----------------- ---------------- -----------------
                                       Hamill             AQCI            Hamill             AQCI
                                        Lease         16% Interest         Lease         16% Interest
---------------------------------- ---------------- ----------------- ---------------- -----------------
                                       05/31/03          05/31/03         02/29/04          02/29/04
---------------------------------- ---------------- ----------------- ---------------- -----------------

---------------------------------- ---------------- ----------------- ---------------- -----------------
Gross Revenues                          $1,281,335          $189,296         $973,308          $144,724
---------------------------------- ---------------- ----------------- ---------------- -----------------

---------------------------------- ---------------- ----------------- ---------------- -----------------
Direct Operating Expenses
---------------------------------- ---------------- ----------------- ---------------- -----------------
     Production Taxes                       98,236                             68,781
---------------------------------- ---------------- ----------------- ---------------- -----------------
     Lease Operating Expenses               69,767            62,724           44,467            42,374
---------------------------------- ---------------- ----------------- ---------------- -----------------
Total Direct Operating Expenses            168,003            62,724          113,248            42,374
---------------------------------- ---------------- ----------------- ---------------- -----------------

---------------------------------- ---------------- ----------------- ---------------- -----------------
Net Revenue Before Royalties             1,113,332           126,572          860,060           102,350
---------------------------------- ---------------- ----------------- ---------------- -----------------

---------------------------------- ---------------- ----------------- ---------------- -----------------
     Royalties                             146,676                            119,278
---------------------------------- ---------------- ----------------- ---------------- -----------------

---------------------------------- ---------------- ----------------- ---------------- -----------------
Net Revenue                               $966,656          $126,572         $740,782          $102,350
---------------------------------- ---------------- ----------------- ---------------- -----------------

The agreement requires the Company to pay its 20% share of lease operating fees, amounting to approximately $14,580 annually. The agreement also details the Company's responsibility for 20% of all lease operating expenses, un-scheduled repair, maintenance or re-completion of the lease or wells on an as required basis and of all future development costs. The lease agreement continues for as long as the Company has a working interest in the Hamill lease.

Gross Revenues to the Company are net of taxes, but prior to the determination of royalties.

CERTIFICATE OF INCORPORATION AND BY-LAWS

Except for the proposed amendments in this proxy, the certificate of incorporation and by-laws of Aquatic remain as is.

OFFICERS AND DIRECTORS FOLLOWING THE PURCHASE

The officers and directors of Aquatic Cellulose will remain the same..

The current and sole director of Aquatic Cellulose is Sheridan B. Westgarde: Mr. Westgarde was appointed to the Board of directors March 27th 2003. As a C.A.S. Tech. graduate of UCC British Columbia and a recognized specialist in the robotics and automation industry. Mr. Westgarde has significant experience and contacts in the Oil and Gas industry, and having being involved in the technical aspects of down-hole gas and oil well testing and production.

REPRESENTATIONS AND WARRANTIES

The Purchase Agreement contains customary representations and warranties of Aquatic Cellulose and Century Resources, Inc. relating to, among other things:

     o the corporate organization and existence of each of Aquatic and Century Resources, including that each has been duly incorporated, is validly existing and in good standing with the corporate power to carry on its business as currently conducted;

     o the authority of each of Aquatic and Century Resources and the Stockholders to execute and deliver the Purchase Agreement;

     o the adoption by Aquatic's sole director of a resolution adopting the Purchase Agreement and the transactions contemplated thereunder;

     o the compliance of the Purchase Agreement with Aquatic's certificate of incorporation and bylaws, applicable laws, and material agreements;

     o absence of any pending or threatened suit, action or proceeding which has not been disclosed in the schedules to the Purchase Agreement and which, if determined adversely, would have a material adverse effect;

     o    additional customary representations and warranties.

ACQUISITION FINANCING

     o During December 2003, the Company entered into an agreement whereby, the repayment of the outstanding debentures is intended to be made by an Equity Line of Credit instrument negotiated between the convertible debenture holders and the Company. Based on this arrangement, the Company and the convertible debenture holders further agreed to an additional funding of $900,000. While these new funds are secured as a convertible debt, the repayment is intended to be managed through the Equity Line of Credit. The Company signed a $100,000 convertible promissory note as an advance on the $900,000 and paid $80,000 as a deposit to acquire the Hamill Lease and Options.

ACTIONS FOLLOWING THE PURCHASE

     o Pursuant to the terms of the Purchase Agreement, we agreed to prepare, file and mail to our stockholders, this proxy statement seeking approval of a corporate recapitalization whereby Edward R. DeStefano, President of Century Resources Inc. would be issued a 15% ownership in Aquatic Cellulose upon the completion of the Company share recapitalization. We will issue the shares concurrent with the effective date of the reverse split.

RECENT DEVELOPMENTS

     o In August 2004, the Company completed an acquisition of a 50 percent ownership position and a 45 percent net revenue interest of an approximately 1,400 acre lease in the Prado Oil Field (Prado), located in Jim Hogg County Texas. The Company's 50 percent portion of this acquisition cost was $70,000. This lease has 20 existing wells that were originally produced in the 1960's 2 of which are still producing approximately 900 Barrels of oil per month. The Company issued $250,000 in convertible debentures and warrants to acquire the 50 percent ownership position in Prado and pay a portion of outstanding consulting fees as of May 31, 2004.

RISK FACTORS OF THE OIL AND GAS INDUSTRY

VOLATILE OIL AND GAS PRICES CAN MATERIALLY AFFECT THE COMPANY.

The Company's future financial condition and results of operations will depend upon the prices received for the Company's oil and natural gas production and the costs of acquiring, finding, developing and producing reserves. Prices for oil and natural gas are subject to fluctuations in response to relatively minor changes in supply, market uncertainty and a variety of additional factors that are beyond the control of the Company. These factors include worldwide political instability (especially in the Middle East and other oil-producing regions), the foreign supply of oil and gas, the price of foreign imports, the level of drilling activity, the level of consumer product demand, government regulations and taxes, the price and availability of alternative fuels and the overall economic environment. A substantial or extended decline in oil and gas prices would have a material adverse effect on the Company's financial position, results of operations, quantities of oil and gas that may be economically produced, and access to capital. Oil and natural gas prices have historically been and are likely to continue to be volatile. This volatility makes it difficult to estimate with precision the value of producing properties in acquisitions and to budget and project the return on development projects involving the Company's oil and gas properties. In addition, unusually volatile prices often disrupt the market for oil and gas properties, as buyers and sellers have more difficulty agreeing on the purchase price of properties.

UNCERTAINTY IN CALCULATING RESERVES; RATES OF PRODUCTION; DEVELOPMENT EXPENDITURES; CASH FLOWS:

There are numerous uncertainties inherent in estimating quantities of oil and natural gas reserves of any category and in projecting future rates of production and timing of development expenditures, which underlie the reserve estimates, including many factors beyond the Company's control. Reserve data represent only estimates. In addition, the estimates of future net cash flows from the Company's proved reserves and their present value are based upon various assumptions about future production levels, prices and costs that may prove to be incorrect over time. Any significant variance from the assumptions could result in the actual quantity of the Company's reserves and future net cash flows from them being materially different from the estimates. In addition, the Company's estimated reserves may be subject to downward or upward revision based upon production history, results of future development, prevailing oil and gas prices, operating and development costs and other factors.

OIL AND GAS OPERATIONS INVOLVE SUBSTANTIAL COSTS AND ARE SUBJECT TO VARIOUS ECONOMIC RISKS:

The oil and gas operations of the Company are subject to the economic risks typically associated with development and production activities, including the necessity of significant expenditures to locate and acquire producing properties and to drill exploratory wells. In conducting development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause the Company's development and production activities to be unsuccessful. This could result in a total loss of the Company's investment. In addition, the cost and timing of drilling, completing and operating wells is often uncertain.

SIGNIFICANT CAPITAL REQUIREMENTS:

The Company must make a substantial amount of capital expenditures for the acquisition, and development of oil and gas reserves. To date, the Company has paid for acquisitions and expenditures with cash from the issuance of debt, convertible notes and operating activities. The Company's revenues or cash flows could be reduced because of lower oil and gas prices or for some other reason. If the Company's revenues or cash flows decrease, it may not have the funds available to replace its reserves or to maintain production at current levels. If this occurs, it would reduce production over time. Other sources of financing may not be available if the Company's cash flows from operations are not sufficient to fund its capital expenditure requirements. Where the Company is not the majority owner or operator of an oil and gas project, it may have no control over the timing or amount of capital expenditures associated with the particular project. If the Company cannot fund its capital expenditures, its interests in some projects may be reduced or forfeited.

COSTS INCURRED TO CONFORM TO GOVERNMENT REGULATION OF THE OIL AND GAS INDUSTRY.

Costs incurred due to changes at the federal or state level of the oil and natural gas regulatory environment could adversely affect the Company's ability to conduct business.

COSTS INCURRED RELATED TO ENVIRONMENTAL MATTERS.

The Company, as a part owner or lessee of oil and gas properties, is subject to various federal, state and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the lessee under an oil and gas lease for the cost of pollution clean-up resulting from operations, subject the lessee to liability for pollution damages, and require suspension or cessation of operations in affected areas.

The Company is not aware of any environmental claims existing as of September 29, 2004, which would have a material impact upon the Company's financial position or results of operations.

DEVELOPMENT HAZARDS:

Production development of oil and natural gas can be hazardous, involving unforeseen occurrences such as blowouts, cratering, fires and loss of well control, which can result in damage to or destruction of wells or equipment, injury to persons, loss of life, or damage to property or the environment.

GENERAL ECONOMIC CONDITIONS:

Virtually all of the Company's operations are subject to the risks and uncertainties of adverse changes in general economic conditions, the outcome of pending and/or potential legal or regulatory proceedings, changes in environmental, tax, labor and other laws and regulations to which the Company is subject, and the condition of the capital markets utilized by the Company to finance its operations.

SEASONALITY OF BUSINESS

Weather conditions affect the demand for and prices of natural gas and can also delay drilling activities, disrupting our overall business plans. Demand for natural gas is typically higher in the second and third quarters due to increased heating demands resulting in higher natural gas prices. Due to these seasonal fluctuations, results of operations for individual quarterly periods may not be indicative of results that would be realized on an annual basis.

COMPETITIVE CONDITIONS IN THE BUSINESS

The petroleum and natural gas industry is highly competitive and we compete with a substantial number of other companies that have greater resources, such as, GulfWest Energy Inc. and TransTexas Gas Corp. Many such companies, not only explore, produce and market petroleum and natural gas but also carry on refining operations and market the resultant products on a worldwide basis. There is also competition between petroleum and natural gas producers and other industries producing energy and fuel. Furthermore, competitive conditions may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by the governments (and/or agencies thereof) of the United States and Canada; however, it is not possible to predict the nature of any such legislation and/or regulation which may ultimately be adopted or its effects upon our future operations. Such laws and regulations may, however, substantially increase the costs of exploring for, developing or producing oil and gas and may prevent or delay the commencement or continuation of a given operation. The exact effect of these risk factors cannot be accurately predicted.

DISTRIBUTION

Aquatic sells its production through contracts with existing pipeline operating companies and crude oil brokers. Due to the consistent demand for domestic energy as well as the maturity of the industry, Aquatic is able to achieve 100 percent sales of its production and have little to no difficulty in renewing distribution contracts as required.

                                  PROPOSAL ONE
            DIRECTORS' PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF
                 COMMON STOCK FROM 100,000,000 TO 3,000,000,000
                           (ITEM 1 ON THE PROXY CARD)

At the Special Meeting, shareholders will be asked to approve and consent to amend the Company's restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 3,000,000,000 shares.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock will remain unchanged under this amendment. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

REASONS FOR THE PROPOSED INCREASE

As of the Record Date, a total of 100,000,000 shares of the Company's currently authorized 100,000,000 shares of common stock are issued and outstanding. The increase of the Company's authorized shares relates to the sale of up to 2,000,000,000 plus shares of common stock that may be issued to and sold by existing debenture holders and warrant holders upon the conversion of convertible debentures and upon the exercise of warrants. The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

PURPOSES AND CERTAIN POSSIBLE EFFECTS OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company has historically either publicly offered or privately placed its capital stock to raise funds to finance its operations, and has issued securities to management, non-management employees and consultants. The Company expects to continue to make substantial expenditures for development and marketing of products and services. The Company expects to continue to actively explore and negotiate additional financing that it requires. The Company may also seek acquisitions of other companies, products and assets. These activities are likely to require the Company to sell shares of Common Stock or securities convertible into or exchangeable for Common Stock. The Company has, at times in the past, sold shares or securities instruments exercisable or convertible into shares at below the market price of its Common Stock at the date of issuance and may be required to do so in the future in order to raise financing.

The Board acknowledges that the increase in the number of authorized shares of Common Stock at this time will provide the Company with the ability to issue the shares of Common Stock it is currently obligated to issue pursuant to the exercise and conversion of outstanding convertible securities, and also provide it with the flexibility of having an adequate number of authorized but unissued shares of Common Stock available for future financing requirements without the expense or delay attendant in seeking stockholder approval at any special or other annual meeting. The proposed amendment would provide additional authorized shares of Common Stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or by any stock exchange or over-the-counter market on which the Company's securities may then be listed).

Although it is not the purpose of the proposed amendment and the Board is not aware of any pending or proposed effort to acquire control of the Company, the authorized but unissued shares of Common Stock also could be used by the Board to discourage, delay or make more difficult a change in control of the Company.

This proposed amendment will not affect the rights of existing holders of Common Stock except to the extent that further issuances of Common Stock will reduce each existing stockholder's proportionate ownership. In the event that stockholder approval of this proposed amendment of the Certificate of Incorporation to increase the authorized Common Stock is not obtained, the Company will be unable to satisfy its exercise and conversion obligations under the terms of certain of its outstanding convertible securities and holders of such convertible securities may commence legal proceedings against us.

The proposed increase in the authorized number of shares of common stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

The following is a list of material existing contractual agreements to issue shares of the Company's common stock in connection with convertible debentures and warrants starting with the most recent:

On August 4, 2004, the Company issued four convertible notes for an aggregate of $250,000 and with interest at 10% per annum. Interest on both of these notes shall be payable quarterly commencing August 6, 2004. The holder has the right to convert the debentures and interest accrued into shares of the Company's common stock at a conversion price per share that shall be the lesser of (1) $.004 and (2) 40% of the average of the lowest three intra-day trading prices of the common stock during the twenty trading days immediately preceding the conversion date.

On March 19, 2004, the Company issued three convertible notes for an aggregate of $900,000 and with interest at 10% per annum. Interest on both of these notes shall be payable quarterly commencing March 19, 2004. The holder has the right to convert the debentures and interest accrued into shares of the Company's common stock at a conversion price per share that shall be the lesser of (1) $.004 and (2) 40% of the average of the lowest three intra-day trading prices of the common stock during the twenty trading days immediately preceding the conversion date.

On December 31, 2001, the Company issued two convertible notes, both for $100,000 and with interest at 12% per annum. Interest on both of these notes shall be payable quarterly commencing December 31, 2001. The holder has the right to convert the debentures and interest accrued into shares of the Company's common stock at a conversion price per share that shall be the lesser of (1) $.083 and (2) 67.67% of the average of the lowest three intra-day trading prices of the common stock during the twenty trading days immediately preceding the conversion date.

On March 14, 2001, the Company issued two convertible notes, both for $50,000 and with interest at 12% per annum. Interest on both of these notes shall be payable quarterly commencing March 14, 2001. The holder has the right to convert the debentures and interest accrued into shares of the Company's common stock at a conversion price per share that shall be the lesser of (1) $.083 and (2) 67.67% of the average of the lowest three intra-day trading prices of the common stock during the twenty trading days immediately preceding the conversion date.

On September 30, 2000, the Company issued two convertible notes, both for $240,400 and with interest at 12% per annum. Interest on both of these notes shall be payable quarterly commencing September 30, 2000. The holder has the right to convert the debentures and interest accrued into shares of the Company's common stock at a conversion price per share that shall be the lesser of (1) $.083 and (2) 67.67% of the average of the lowest three intra-day trading prices of the common stock during the twenty trading days immediately preceding the conversion date.

The holders of the convertible debentures and notes may not convert their securities into shares of the Company's common stock if after the conversion, such holder, together with any of its affiliates, would beneficially own over 4.9% of the outstanding shares of the Company's common stock. This percent ownership restriction may be waived by each holder on not less than 61 days notice to the Company. Since the number of shares of the Company's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of the Company's common stock prior to a conversion, the actual number of shares of the Company's common stock that will be issued under the debentures cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of the Company's common stock that exceeds the number of the Company's shares of common stock currently beneficially owned by the debenture holders and warrant holders.

OTHER OBLIGATIONS NOT RELATED TO THE CONVERTIBLE DEBENTURE AND WARRANTS.

As reported in the Company financial filings with the Securities and Exchange Commission, the Company has made other commitments that, in order to fulfill, will require the proposed increase in the authorized shares.

PURCHASE OF HAMILL AND OPTIONS

On March 22, 2004, the Company acquired from Century Resources Inc. a 20% ownership position and 16% net revenue interest in the Hamill Lease, a 3,645-acre natural gas producing property located in Matagorda County, Texas. The company's previous plan to acquire Century, a Texas based oil and gas company, was replaced with this new acquisition agreement which includes an exclusive, optional, "New Project and Exploration Drilling Participation" agreement with Century. This aspect of the agreement has three successive one year terms, with the Company holding the exclusive option on each year. The cost of this acquisition and exclusive optional participation agreement was $580,000 and a 15% ownership stake in the company, to be issued on a date that is yet to be determined.

SETTLEMENT OF RELATED PARTY DEBT

Mr. Westgarde, the Company Director and President, had an annual consulting agreement commencing March 27th, 2003, providing for an annual compensation of $90,000. In addition, the Board of Directors had committed to make Mr. Westgarde a significant shareholder in the Company with a share position of 5% of the authorized share volume of the Company issued over the course of three years. Effective, March 1, 2004, the agreement for Mr. Westgarde was modified to reduce the cash portion of the consulting fee to $5,000 per month and include $1,500 per month in stock compensation. During July 2004, the Company entered into an agreement to exchange amounts due to Sheridan Westgarde, as well as stock compensation due Mr. Westgarde under the current consulting agreement, for a 27 percent common share equity position in the Company post-restructured and pending shareholder approval of the Proxy. Mr. Westgarde would be an affiliate of the Company bearing all the restrictions of affiliates according to the Securities and Exchange Act of 1933.

During March 2004, the Company entered into consulting agreement with Harvey Smith to provide oil and gas advice. The consulting agreement, effective February 1, 2004, is for one year and provides for consulting fees of $2,000 cash and $2,000 worth of Company common stock. The stock will be payable at every six month anniversary, for as long as the agreement is in place. The issued stock will be at a 20 percent discount to the average stock price of the 6 proceeding months of consulting services. In addition, the Company has committed to make Mr. Smith a significant shareholder pending shareholder approval of the proxy. The Company has also agreed to compensate Mr. Smith 7 percent on any financings that Mr. Smith brings to the Company.

During March 2004, the Company entered into consulting agreement with Lonnie Hayward who specializes in publicly held companies and who was instrumental in the Company acquiring the working interest in the Hamill lease. The consulting agreement, effective December 15, 2004, is for one year and provides for consulting fees of $3,500 cash and $1,500 worth of Company common stock. In addition, the Company has committed to make Mr. Hayward a significant shareholder pending shareholder approval of the proxy.

During July 2004, the Company entered into an agreement with Gary Ackles, former Company CEO and Legacy Systems, a company controlled by Ackles, to settle amounts currently owed to both Ackles and Legacy . The agreement requires the Company to return the Aquatic Timber Harvesting equipment and issue 40,000,000 pre-restructured shares of the Company's common stock in exchange for, forgiveness of the $44,000 borrowed from Legacy and the $80,000 due Legacy in un-paid licensing fees. The remaining amount due G. Ackles of $417,000 will be converted into 13 percent of the issued and outstanding post-restructured shares of the Company pending shareholder approval of the Proxy. The agreement stipulates that Mr. Ackles would be an affiliate of the Company bearing all the restrictions of Affiliates according to the Securities and Exchange Act of 1933.

SETTLEMENT OF NOTES PAYABLE

In September 2003, the Company signed an agreement with an investor to provide a loan of $28,000 that was increased in July of 2004 by $8,791.49 for an aggregate of $36,791.49, that would be exchanged for shares should shareholders approve the increase in authorized shares in the forthcoming proxy vote. The note is convertible into 200,000 shares of the Company's common stock. The note will be converted following a combination (reverse split) of the issued and outstanding shares pending shareholder approval of the proxy

In November 2003, the Company signed a loan agreement with an investor for $25,000, to be repaid in three equal payments over the course of sixty months. The Company agreed to issue 200,000 shares pending shareholders approval of the proxy. The Company used $15,000 of these investment proceeds to engage First Line Capital LLC of New York to perform legal services in relation to future funding and financing of the Company.

Except for the above-referenced, the Company has no other current plans for the issuance of the shares of common stock that the Company is asking its shareholders to authorize the increase.

TRANSACTIONAL EFFECTS ON CAPITALIZATION OF THE COMPANY

The above transactions require the issuance of a greater number of shares of common stock then the Company has authorized. The following table consolidated the above-transactions according to their relationship between the exercise/conversion price and the market price of the Company's common stock at October 15, 2004.


    Security       Common Stock's
                   Current Market     Current Conversion/      Outstanding        Number of
                       Price             Exercise Price          Balance       Shares Issuable
---------------- ------------------- ---------------------- ----------------- -----------------
    4-Aug-04          $0.0029               0.00116             $110,000.00        94,827,586
    4-Aug-04          $0.0029               0.00116              $92,500.00        79,741,379
    4-Aug-04          $0.0029               0.00116              $40,000.00        34,482,759
    4-Aug-04          $0.0029               0.00116               $7,500.00         6,465,517
   19-Mar-04          $0.0029               0.00116              $33,334.00        28,736,207
   19-Mar-04          $0.0029               0.00116             $433,333.00       373,562,931
   19-Mar-04          $0.0029               0.00116             $433,333.00       373,562,931
   31-Dec-01          $0.0029               0.00116             $100,000.00        86,206,897
   31-Dec-01          $0.0029               0.00116             $100,000.00        86,206,897
   14-Mar-01          $0.0029               0.00116              $50,000.00        43,103,448
   14-Mar-01          $0.0029               0.00116              $50,000.00        43,103,448
   30-Sep-00          $0.0029               0.00116             $240,400.00       207,241,379
   30-Sep-00          $0.0029               0.00116             $240,400.00       207,241,379
   Accrued Int.       $383,245              0.00116             $383,245.00       330,383,621

                                                              $2,314,045.00     1,994,866,379

RISKS RELATING TO THE CONVERTIBLE DEBENTURES AND WARRANTS

THE ISSUANCE OF SHARES UNDERLYING THE CONVERTIBLE DEBENTURES AND WARRANTS WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

The number of shares of common stock issuable upon conversion of the convertible debentures and warrants may increase if the market price of our stock declines. The issuance of shares upon conversion of the convertible debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to our existing stockholders and may make it difficult for the Company to obtain additional capital.

The following gives examples of the number of shares that would be issued if the $2,314,045 of debentures plus accured interest described above were converted at one time at prices representing 75%, 50%, and 25% of the current market price of $.0029 (conversion price of $.00116) as of October 15, 2004:

As of October 15, 2004, we had 100,000,000 shares of common stock outstanding.

     - 25% of current stock price: Conversion of AQCI's debentures at 25% of the current stock price would result in a debenture conversion rate of $.00087. To convert the $2,314,045 of convertible debentures would require approximately 2,659,822 shares of AQCI's common stock.

     - 50% of current stock price: Conversion of AQCI's debentures at 50% of the current stock price would result in a debenture conversion rate of $.00058. To convert the $2,314,045 of convertible debentures would require approximately 3,989,752 shares of AQCI's common stock.

     - 75% of current stock price: Conversion of AQCI's debentures at 75% of the current stock price would result in a debenture conversion rate of $.00029. To convert the $2,314,045 of convertible debentures would require approximately 7,979,466 shares of AQCI's common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF THE COMPANY'S CONVERTIBLE DEBENTURES COULD REQUIRE IT TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

The Company's obligation to issue shares upon conversion of our convertible securities is essentially limitless. As sequential conversions and sales take place, the price of the Company's securities may decline and if so, its convertible debenture holders would be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of the Company's warrants, may be sold without restriction.

AQCI MAY NOT GAIN SHAREHOLDER APPROVAL FOR THE INCREASE IN AUTHORIZED SHARES WHICH COULD RESULT IN THE SHUTDOWN OF OPERATIONS.

The failure to increase the number of authorized shares would result in AQCI's inability to fulfill its contractual commitment to the convertible debenture holders to increase its number of authorized shares. This inability to convert the debentures would trigger the default clause contained in the debentures. Contractually AQCI would be obligated to pay the debenture holders a default payment amounting to the then outstanding principal amount of the debentures plus accrued and unpaid interest on the unpaid principal of the debentures plus a pro-rated default interest rate on the default payment amount. In addition, AQCI may be subject to liquidated damages as a result of an inability to honor a debenture holder's conversion request. The inability of AQCI to meet its contractual obligations to the debenture holders would most likely result in some sort of legal action from the debenture holders, which would result in the shutdown of operations.

AQCI'S OVERHANG AFFECT OF THE DEBENTURE HOLDERS CONVERSION AND SUBSEQUENT RESALE OF COMMON STOCK ON THE MARKET COULD RESULT IN LOWER STOCK PRICES.

Overhang can translate into a potential decrease in AQCI's market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price, providing the debenture holder the ability to sell his or her stock at or below market and still make a profit. If the share volume cannot absorb the discounted shares, AQCI's market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares to be issued.

SHORT SELLING COMMON STOCK BY WARRANT AND DEBENTURE HOLDERS MAY DRIVE DOWN THE MARKET PRICE OF OUR STOCK.

Warrant and debenture holders may sell shares of AQCI's common stock on the market before exercising the warrants or converting the debentures. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders may exercise or convert a like dollar amount of shares. If the stock sale lowered the market price upon exercise or conversion, the holders would receive a greater number of shares than they would have absent the short sale. This pattern may result in the spiraling down of our stock's market price.

VOTE REQUIRED

A majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business; and Action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

                                  PROPOSAL TWO
             TO CHANGE THE COMPANY NAME TO VALOR ENERGY CORPORATION
                           (ITEM 2 ON THE PROXY CARD)

At the Special Meeting, shareholders will be also asked to approve and consent to amend the Company's name from Aquatic Cellulose International Corporation to Valor Energy Corporation and concurrently to change the Company's OTCBB trading symbol. The Company's new Symbol will be determined at the time the name change becomes affective. The name change action was taken to reflect the Company's new business in the oil and gas industry.

VOTE REQUIRED

A majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business; and Action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

                                 PROPOSAL THREE

AMEND OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR A STOCK COMBINATION (REVERSE SPLIT) OF THE COMMON STOCK IN AN EXCHANGE RATIO TO BE APPROVED BY THE BOARD, RANGING FROM ONE NEWLY ISSUED SHARE FOR EACH TWO OUTSTANDING SHARES OF COMMON STOCK TO ONE NEWLY ISSUED SHARE FOR EACH SEVEN HUNDRED AND FIFTY OUTSTANDING SHARES OF COMMON STOCK.

                           (ITEM 3 ON THE PROXY CARD)

Purposes of the Reverse Split

The purpose of the reverse split would be to provide for the restructuring pursuant to the Purchase and Sale & Exploration Agreement which calls for a share recapitalization and a concurrent issuance of a 15% ownership issuance of shares to Edward R. DeStefano the principal shareholder of the Hamill Lease properties.

Another purpose for the Reverse Split would be to provide enough shares for the conversion of our outstanding convertible debt. As of the date of this proxy there are not enough authorized shares available to convert our outstanding convertible debt and even with an increase in authorized shares there may not be enough available to convert out the debt if the market price of the stock continues to drop. A reverse split would reduce the number of the shares outstanding thus providing more shares to be available for the conversion of our convertible debt.

Another purpose of the Reverse Split would be to increase the market price of our Common Stock which may facilitate the conversion of the outstanding convertible notes by requiring a fewer number of shares to retire the debt. The convertible notes are converted at a discount applied to AQCI's common stock market price at the time of conversion, thus the higher the stock price, the higher (or more beneficial) the conversion rate. The higher the conversion rate, fewer shares on future conversions would be required to convert the convertible note into common shares.

We believe the low price of our common stock has reduced the possibility of its use, or instruments convertible into it, or exercisable into it to raise working capital, or as consideration for potential acquisitions. AQCI's Common Stock trades on the Pinksheets under the symbol AQCI. It trades at prices ranging from approximately $0.0021 to approximately $0.003 from May 1, 2004 through October 15, 2004. Many brokerage firms are reluctant to recommend low priced stock to their clients. In addition, some investors consider investing in a low-priced stock is to risky due to the greater volatility that is sometimes associated with these stocks. We believe a reverse split may increase the market price of our stock which may help in overcoming some of these issues thus making our common stock a more viable tool to attract working capital and as a form of consideration for potential acquisitions.

THERE CAN BE NO ASSURANCE, HOWEVER, THAT, EVEN AFTER CONSUMMATING THE REVERSE SPLIT, THE COMPANY WILL BE ABLE TO MAINTAIN ITS MARKET PRICE PER SHARE AND THUS UTILIZE ITS COMMON STOCK IN ORDER TO EFFECTUATE FINANCING OR ACQUISITION TRANSACTIONS.

The Reverse Split will not change the proportionate equity interests of the Company's stockholders at the time of the split, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to rounding up to eliminate fractional shares. However, shares issued in connection with the conversion of remaining debt, or for working capital, or acquisitions, would most likely dilute the value of shares held by individual shareholders. There are no anti-dilution protections for the debt holders. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

CERTAIN EFFECTS OF THE REVERSE SPLIT

The following table illustrates the effect that the Reverse Split would have on 3,000,000 shares of Common Stock that potentially be outstanding at the time of the reverser split:


COMMON SHARES:
--------------
                                                                  PRIOR TO        AFTER 1 FOR 2    AFTER 1 FOR 750
     NUMBER OF SHARES                                              REVERSE           REVERSE            REVERSE
                                                                 STOCK SPLIT       STOCK SPLIT        STOCK SPLIT
Common Stock:
 Authorized..................................................    100,000,000        50,000,000          133,334

Shares Outstanding (1).......................................    100,000,000        50,000,000          133,334

Shares Available for Future
 Issuance ...................................................    100,000,000        50,000,000          133,334

LESS CONVERSION OF CONVERTIBLE DEBENTURES

 Estimated shares to retire convertible
         Notes including interest of $2,314,045                1,994,866,379       997,433,190        2,659,822

         sub-total........................................... (1,894,866,379)     (947,433,190)     (92,526,488)

SHARES AVAILABLE FOR FUTURE ISSUANCE (2)                                   0                 0                0

          (1) Gives effect to the Reverse Split, excluding New Shares to be issued in lieu of fractional shares. Stockholders should recognize that, the Reverse Split will reduce the number of shares they own by a number equal to the number of shares owned immediately prior to the filing of the amendment regarding the Reverse Split divided by the Exchange Number (i.e. divide by 2 if the reverse is two to one, as adjusted to include New Shares to be issued in lieu of fractional shares.

          (2) Note that unless the authorize shares are increased, there will not be shares available for us to convert out the debenture holders.

While a Reverse Split may result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple equal to the Exchange Number or result in a permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's Common Stock decline after the Reverse Split, the percentage decline may be greater than would be the case in the absence of the Reverse Split.

The possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

A large number of shares underlying the convertible debentures are available for future sale and the issuance and sale of these shares may depress the market price of our common stock and may cause immediate and substantial dilution to our existing stockholders.

Furthermore, the number of shares of common stock issuable upon conversion of the convertible debentures may increase if the market price of our stock declines and the sale of the increased number of shares may further adversely affect the market price of our common stock.

Stockholders should also recognize that, as indicated in the foregoing table, there would be an increase in the number of shares, which the Company will be able to issue from authorized but un-issued shares of Common Stock for transactions other than debt reduction. The issuance of additional shares may dilute the value of shares held by individual shareholders AQCI has not made any plan, commitment, arrangement, understanding or agreement, written or oral, regarding any issuance of common stock subsequent to the reverse stock split.

VOTE REQUIRED

A majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business; and Action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

                                  OTHER MATTERS

The Board of Directors of the Company does not intend to bring any other matters before the Special Meeting and does not know of any other matter that may be brought before the Special Meeting.

SUBMISSION OF 2005 STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be present at the Annual meeting in 2005 must be received by the Secretary of Aquatic Cellulose Corporation, 2504 43rd Street, Suite 5, Vernon, B.C., V1T 6L1, Canada, no later than December 31, 2004 to be considered for inclusion in the Company's 2005 Proxy material.

A copy of the Company's Form 10-KSB may be obtained by written request from Sheridan Westgarde, Chief Executive Officer, at the Company, at the above address.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

                                                   By order of the Directors


                                                   /s/ Sheridan Westgarde
                                                   ----------------------
                                                   Sheridan Westgarde
                                                   Chief Executive Officer


Dated:  ________  __, 2004

                            THE BOARD OF DIRECTORS OF
                          AQUATIC CELLULOSE CORPORATION


Dated: _______ __, 2004

AQUATIC CELLULOSE CORPORATION - PROXY OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sheridan Westgarde jointly and severally, as proxies, with full power of substitution and re-substitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "SPECIAL MEETING") of Aquatic Cellulose Corporation (the "Company") to be held at the Corporate Headquarters, on ______ __, 2004 at AQCI Headquarters, 2504 43rd Street, Suite 5, Vernon, B.C., V1T 6L1, Canada, 10:00 AM local time, or at any postponements or adjournments thereof, as specified below, and to vote in his or her discretion on such other business as may properly come before the Special Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

--------------------------------------------------------------------------------

1.   APPROVAL OF INCREASE IN NUMBER OF COMMON STOCK:

     Approval of an amendment to the Company's certificate of incorporation to increase the number of the Common Stock authorized to be issued to 3,000,000,000 shares.

     |_|  VOTE FOR           |_|  VOTE AGAINST              |_|  ABSTAIN

--------------------------------------------------------------------------------

2.   CHANGE OF COMPANY NAME:

     To change the Company name to Valor Energy Corporation


     |_|  VOTE FOR           |_|  VOTE AGAINST              |_|  ABSTAIN

--------------------------------------------------------------------------------

3.   APPROVAL FOR REVERSE SPLIT IN NUMBER OF COMMON STOCK:

     Amend our certificate of incorporation to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each Seven Hundred Fifty outstanding shares of Common Stock.

     |_|  VOTE FOR           |_|  VOTE AGAINST              |_|  ABSTAIN

--------------------------------------------------------------------------------

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2, AND WILL BE VOTED BY THE PROXY HOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT(s) THEREOF TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

DATED:  _________________  ___, 2004

SIGNATURE OF STOCKHOLDER

--------------------------------------------------------------------------------

PRINTED NAME OF STOCKHOLDER

--------------------------------------------------------------------------------

TITLE (IF APPROPRIATE)

--------------------------------------------------------------------------------


PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH, AND, IF SIGNING FOR A CORPORATION, GIVE YOUR TITLE. WHEN SHARES ARE IN THE NAMES OF MORE THAN ONE PERSON, EACH SHOULD SIGN.

CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING.  |_|

                    PURCHASE AND SALE & EXPLORATION AGREEMENT

         THIS AGREEMENT is made and entered into effective the 1st day of March, 2004, by and between CENTURY RESOURCES, INC, a Delaware corporation, maintaining offices at 5851 San Felipe Suite 775, Houston, Texas 77057, herein referred to as "Century" and AQUATIC CELLULOSE INTERNATIONAL CORPORATION, a Nevada corporation, with offices at 2504-43rd Street Suite 5, Vernon, B.C. Canada, V1T 6L1, herein referred to as "Aquatic".

WHEREAS, Century is the owner of certain producing and undeveloped Oil and Gas Leases, exploration prospects and 3-D seismic prospect leads, collectively referred to as the "Subject Properties", which are more particularly described on Exhibits "A" and "A-1" attached hereto, which are located in Matagorda, Wharton, Jackson, and McMullen Counties, Texas; and

WHEREAS, Aquatics desires to obtain an option to participate with Century in drilling of certain prospects and to acquire certain portion of Century's rights, titles and interest in and to said Oil and Gas Leases, subject to the terms, conditions, reservations and limitations provided hereafter, and to participate with Century in the acquisition and development of certain lands leased or to be leased by Century. Century and Aquatics have agreed to certain preferential rights and options in connection with the development of the Oil and Gas Leases as hereinafter provided,

NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and Agreements herein contained, during the initial term of this Agreement and during any renewal or extension of the term of this Agreement, it is hereby agreed by and between the parties hereto as follows:

I. THE HAMILL LEASE. Subject to and in accordance with the terms and conditions of this Agreement, Century agrees to sell, convey, assign, transfer and deliver to Aquatic and Aquatic agrees to purchase from Century as of the Effective Date of March 1, 2004, twenty percent (20%) of Century's right, title and interest, in and to the following (the " Hamill Lease"):

        A. Within fifteen (15) days after the receipt from Aquatic of the timely cash payment provided for below, Century shall execute and deliver to Aquatic an assignment for its twenty percent (20%) ownership percentage, in and to the Hamill Oil and Gas Lease including Any and all other interests currently owned or to be obtained by Century as of the Effective Date, including all payments, ownership and accrued revenue due from any source relating to said Oil and Gas Lease.

        B. Said assignment shall be effective as of March 1, 2004, and shall be subject to the following terms, conditions, reservations and limitations:

                1. The above mentioned assignment shall be made without warranty of any kind, express or implied, except that Century shall warrant title to the oil and gas leases by, through and under itself, but not otherwise.

                2. Said assignment shall be made subject to the terms, covenants and conditions of the following:

                        a.      The oil and gas leases; and
                        b.      This Agreement; and
                        c. That certain unrecorded Operating Agreement, to be executed by and between the parties, (copy attached hereto as Exhibit "B"), when this Agreement is executed.
                        d. The interest assigned shall be a 20% working interest and 16% net revenue interest; subject to its proportionate share of all royalties, overriding royalties, production payments and other leasehold burdens created, reserved, excepted or assigned in any of the instruments referred to in paragraph 2 hereinabove.

        C. CASH PAYMENT. As partial consideration hereunder, Aquatic shall pay unto Century the total amount of $580,000.00. Allocated to the various interests to be acquired being 50% to the Hamill lease acquisition and 50% for the option rights under Section II below.

        D. PAYMENT OF CASH CONSIDERATION. Payable by Aquatic to Century as follows:

                        a. Eighty Thousand Dollars ($80,000.00) in the form of a wire transfer. Receipt of this deposit is acknowledged by Century.

                        b. The balance of the purchase price of $500,000.00 payable from Aquatic to Century in the form of a bank cashier's check or wire transfer upon presentation of an Invoice by Century. Payment due and payable per paragraph E. below.


        E. CLOSING. The sale and purchase of the Property pursuant to this Agreement (the "Closing") shall be consummated and take place at the offices of Century Resources, Inc., AFTER MARCH 15, 2004 BUT ON OR BEFORE MARCH 19, 2004, or at such place and time as may be mutually agreed upon in writing by the Parties (the "Closing Date").

                (a) Aquatic shall deliver to Century at or before the Closing the remaining amount of the Purchase Price in certified funds or by wire transfer pursuant to Century's written instructions in accordance with PARAGRAPHS C. D. AND E. ; and such other instruments or documents as Buyer may reasonably request of Seller to consummate the transaction contemplated herein.

                (b) Seller shall deliver to Buyer at the Closing an original executed Assignment, in the form requested by Buyer and such other instruments or documents as Seller may reasonably request of Buyer to consummate the transaction contemplated herein.

                (c) EFFECTIVE DATE. The conveyance from Century shall be effective as of MARCH 1, 2004, at 7:00 a.m. Central Standard Time ("Effective Date").

        F.      EFFECT OF FAILURE TO PERFORM BY AQUATIC:

         Should Aquatic fail to comply with the above specified commitment to make the required cash payment to Century within the time guidelines noted above, then Aquatic shall be deemed to be in default under this Agreement, and any of Aquatic's rights (earned or to be earned) hereunder and under the Operating Agreement shall ipso facto terminate. Upon the occurrence of such non-performance, there shall be an automatic reversion to Century of any rights, titles and interests that were scheduled to be conveyed to Aquatic. In such event, the cash deposit of $80,000.00 paid by Aquatic pursuant to this Agreement shall be retained by Century, not as a penalty, but as the good-faith agreement of the parties hereto to liquidate their damages in the event Aquatic fails to perform pursuant to this Agreement.

         In addition, the Parties agree that if the transaction does not close in the alloted time frame noted in paragraph D. above, that the parties shall negotiate a mututally agreeable written extension to close not to exceed past MARCH 26, 2004. If closing occcurs between March 20, 2004 and March 26, 2004, (not later than March 26, 2004), the balance of the purchase price required under pargraph D. SECTION B. above, will increase by ten percent (10%), to $550,000.00.

        G.      OPERATOR.

         Century shall be designated as the Operator of the oil and gas properties subject to this agreement and any wells drilled pursuant to this Agreement and shall have full control over drilling and other operations at all times.

        H.      OPERATING AGREEMENT:

It is agreed that within five (5) days of the execution of this Agreement by the parties, each shall execute the Operating Agreement (copy attached hereto as Exhibit "B"), and the Operating Agreement shall become effect as of that date as to all operations and other activities conducted on the "Contract Area" described therein. Notwithstanding anything to the contrary contained herein or in the Operating Agreement, in the event of conflict or inconsistency between the terms and provisions of this Agreement and those of the Operating Agreement, it is stipulated that the terms and provisions of this Agreement shall prevail.

II. OPTION ON NEW PROJECTS AND EXPLORATION DRILLING PARTICIPATION.

Subject to and in accordance with the terms, provisions and conditions set forth in this Agreement, Aquatic shall have an exclusive- non-transferable right, but not the obligation, to participate with Century, by acquiring up to FIFTY PERCENT (50%) of the interest made available to Century, in any new producing property acquisitions, undeveloped oil and gas lease acquisition, participation in new drilling prospects ( exploration or development drilling) and other oil and gas acquisition, leasing or development activities undertaken by Century during the Term of this Agreement. Aquatic will have the option to participate on mututally agreeable terms, and will pay its pro-rata share of project expenses. If Aquatic elects, at it sole discretion, to participate in any of these future projects or prospects, Aquatic will reimburse Century for its pro-rata share of any third party expenses incurred by Century relating to the individual projects. Aquatic will make its election to participate, on a project-by-project basis as they are presented to Aquatic by Century. Aquatic will exercise this preferential right of participation within a period of 30 DAYS after receipt of notice and project summary information from Century as each individual project is presented, OR a shorter time period - if a time period less than 30 days has been imposed on Century to elect, by a third party.

If Aquatic declines to participate or rejects any individual project or prospect, within the alloted time period to respond, then Century shall own the project or prospect free and clear of this Agreement, and Century shall have the right to market same to third parties without any further obligation to Aquatic.

        A. PROJECT AREAS.

Areas included in this option for participation include but are not limited to the following:

                a. WHARTON AND JACKSON COUNTIES TEXAS, Viking Exploration 3D drilling program participation for drilling of new wells on acreage to be acquired by Century.

                b. BROOKSHIRE DOME- WALLER COUNTY, TEXAS drilling of new wells on acreage Century currently owned or to be acquired by Century.

                c. TENNA FIELD, WHARTON COUNTY, TEXAS, drilling of new wells on acreage currently owned or to be acquired by Century.

                d. SAN MIGUEL CREEK FIELD , MCMULLEN COUNTY, TEXAS, drilling of new wells on acreage currently owned or to be acquired by Century

                e. FUTURE NEW PRODUCTION AND PROPERTY ACQUISITIONS. On terms outlined in this agreement.

        B. STOCK CONSIDERATION FOR THIS OPTION ON NEW PROJECTS AND EXPLORATION DRILLING.

As partial consideration hereunder, Aquatic shall deliver unto Century shares in Aquatic Cellulose International Corp.,, as detailed on EXHIBIT "C" attached hereto and made a part of this Agreement. At Century's request, Century's share allocation may be issued to others and will be subject to the same terms, conditions and restrictions as Century's shares.

        C. GENERAL PROVISIONS.

        1. RIGHT TO JOIN IN SALE OF INTERESTS TO THIRD PARTIES. Aquatic and Century agree that if either party should offer any of their oil and gas interests hereunder for sale to any third parties (excluding the shares in II.
B. above) , they will grant the other party the option of including their interests free of cost in such sales.

        2. PREFERENTIAL RIGHT TO PURCHASE . Subject to the terms of this Agreement, Aquatic and Century shall each have a recurring preferential right to purchase the other parties interest in proposed sale of any interest acquired under this Agreement. Before entering into a sales contract with a purchaser, Century or Aquatic will promptly give written notice of the proposed sale, describing all relevant details, including a draft of the proposed contract. Each party shall have fifteen (15) days after receipt of the notice within which to elect to contract to purchase or designate an alternate purchaser, on the same terms contained in the notice, or on terms more favorable. If any party fails to notify the selling party of its election within the fifteen (15) day period, or elects not to purchase, the selling party may enter into the proposed contract on the same terms contained in the notice to the other party. If, for any reason, either party does not enter into the proposed contract on the terms contained in the notice and permitted by this Agreement, or if the proposed contract executed terminates, expires or is renegotiated, in whole or in part, the preferential right shall apply again and in accordance with this Agreement and the Operating Agreement. Aquatic's continued compliance with all terms of this Agreement and the Operating Agreement is a condition to Aquatic preserving this preferential right to purchase Century's interest offered to a third party.

        3. TERM. The term of SECTION II OPTION ON NEW PROJECTS AND EXPLORTION DRILLING PARTICIPATION UNDER THIS Agreement shall be for a period of ONE (1) YEAR beginning March 1, 2004. Activation of this Option is dependent on Century receiving funds per the Closing outlined in SECTION I PARAGRAPH D OF this Agreement. Aquatic will have the option to renew this Agreement for two (2) additional one-year period by notifying Century in writing, on or before the expiration of the first and second year option period. If Aquatic fails to give such notice, this Agreement will automatically terminate as to the preferential right of Aquatic to participate in any new projects developed by Century, after the end of the active one year option period, with no further obligations or liabilities on the part of either party, except for existing obligations under the Operating Agreement or for projects and properties jointly owned, or any work or acquisition in progress as of said termination date. After the closing outlined in Section I paragraph D., Aquatic at its sole discretion may at any time thereafter terminate this Agreement by delivering written notice to Century of Aquatic's election to terminate this Agreement, whereupon this Agreement will terminate without further obligation or liabilities on the part of Century or Aquatic, except those obligations for any work in progress, and for those obligations set forth in the Operating Agreement.

        4. NO PARTNERSHIP. This Agreement shall not be construed as creating a partnership between the parties hereto or rendering them liable as co-partners or as authorizing any of the parties to act as the agent, servant or employee of the other party hereto for any purpose whatsoever, except to he extent Century as Operator is authorized to do so under the terms of the Operating Agreement attached as Exhibit"B". The parties liabilities shall be several, not joint or collective.

        5. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

        6. REPRESENTATIONS BY CENTURY. Century represents and warrants that the following statements are true and correct at the date hereof and at the Closing Date in all material respects, Century shall perform and comply in all material respects with all covenants and conditions herein required:

                a. ORGANIZATION AND AUTHORITY. Century Resources, Inc. a Delaware corporation is duly organized, in good standing, and qualified to own mineral interests in the state where the Property is located and has the power and authority to carry on its business as presently conducted, to own and hold the Property, to sell the Property and to perform all obligations required by this Agreement.

        7. REPRESENTATIONS BY AQUATIC. Aquatic represents to Century that the following statements are true and correct and shall be true at and as of the Closing Date in all material respects, Buyer shall perform and comply in all material respects with all covenants and conditions herein required.

                a. ORGANIZATION AND AUTHORITY. Aquatic is a Nevada corporation, in good standing, and qualified to carry on its business in the state where located and has the power and authority to carry on its business as presently conducted, to own, purchase and hold the Property, and to perform all obligations required by this Agreement.

                b. AQUATIC'S INVESTIGATIONS. Subject to any required consent of third parties, Seller agrees to allow Buyer and its authorized representatives to conduct inspections or investigations on or with respect to the Property without limitation. Buyer agrees that it will hold in trust, keep confidential, and not disclose to any third party or make any use of any confidential information obtained from Seller except to the extent necessary to complete its investigations described herein unless the purchase and sale contemplated herein is accomplished and the Property is transferred to Buyer. AQUATIC STIPULATES THAT IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT THE PARTIES ARE NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

        8. TITLE. Seller warrants title to the interest being conveyed to Buyer against all persons lawfully claiming, or to claim, all or any portion of the ownership of Century Resources, Inc., or the oil and gas leases. Seller will convey to Buyer, to the full extent transferable, the benefit of and the right to enforce title warranties, which Seller is entitled to enforce.

        9. NOTICES. All notices and communications required or permitted under this Agreement shall be in writing, delivered to or sent by U.S. Mail or Express Delivery or Federal Express, postage prepaid, by prepaid telegram, or acknowledged facsimile, addressed as follows:

          Edward R. DeStefano
          Century Resources, Inc.
          5851 San Felipe, Suite 775
          Houston, Texas  77057           713-266-4344         Fax 713-266-4358

         Sheridan Westgarde
         Aquatics Cellulose International Corporation
         2504- 43rd Street, Suite 5
         Vernon, B.C.

         Canada, V1T 6L1                  250-558-4216         Fax 250-558-3846

        10. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon Seller and Buyer and their respective heirs, successors and assigns. However, no assignment by any party shall relieve any party of any duties or obligations under this Agreement. Specifically, to the extent Aquatic assigns or transfers any or all of its interest in this Agreement, Aquatic shall remain liable for all obligations arising under this Agreement to the same extent that it was liable before said assignment or transfer. Aquatic may not assign it interest in this agreement to any party without the express written consent of Century, which consent may be withheld at Century's sole discretion.

        11. HEADINGS FOR CONVENIENCE. The paragraph headings used in this Agreement are inserted for convenience only and shall be disregarded in construing this Agreement.

        12. ENTIRE AGREEMENT. This Agreement and all exhibits hereto, shall constitute the entire contract and agreement of Century and Aquatic and shall supersede, replace and override any and all prior discussions, correspondence, and agreements between them as to, and only as to, the contemplated operations, promises, and agreements as specifically provided for herein.. Century and Aquatic agree that as to the matters contemplated and provided for herein, there are no undertakings, obligations, promises, assurances, agreements or conditions, whether precedent or otherwise, except those specifically set forth in this Agreement and in the exhibits attached hereto. Other than as prescribed herein, no amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing and signed by the Parties.

        13. DISPUTES AND APPLICABLE LAWS. Should any party to this Agreement bring an action, including a lawsuit, against any other party to this Agreement (or any of its directors, officers, employees and agents) to enforce or interpret any term or condition of this Agreement, then the prevailing or substantially prevailing party in such action shall be entitled to recover an amount for reasonable attorneys fees in addition to any costs awarded by judgment. This Agreement shall be governed exclusively by, and construed according to, the laws of the State of Texas. The venue for any litigation or dispute shall be Harris County, Texas.

        14. NO WAIVER. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether similar or not, nor shall a waiver constitute a continuing waiver or a precedent to make similar waivers in the future. No waiver shall be binding unless executed in writing by the party making the waiver.

        15. SURVIVORSHIP OF PROVISIONS. If, for any reason, any provision or part of this Agreement is determined to be invalid or contrary to, or in conflict with, any existing or future law or regulation as determined finally by a court or agency having competent jurisdiction, then the Parties agree that such provision or part thereof shall be amended and/or modified to the minimum extent necessary to make such provision or part thereof valid or enforceable, unless to do so would alter materially the rights, duties and/or obligations of the Parties hereto. Any such amendment or modification shall not impair the operation or affect the remaining provisions of this Agreement and such remaining provisions will continue to be given full force and effect and bind each party unless the necessary amendment or modification would alter materially the rights, duties and/or obligations of the Parties hereto in which case this Agreement shall terminate unless otherwise agreed by the Parties hereto.

        16. FURTHER ASSURANCES. After Closing, Seller and Buyer agree to take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant hereto.

        17. THIRD PARTY BENEFICIARIES. There are no third parties who are intended to be beneficiaries of this Agreement.

        18. CONFIDENTIALITY. Due to the confidentiality of certain aspects of Century's business, and proprietary nature of certain non public information and data, which is acknowledged by all parties hereto, Aquatic and its agents will not disclose to any person, without the prior written consent of Century, any confidential information and any information about the proposed transaction, or the terms or conditions or any other facts relating thereto. except as required in connection with any financing, Aquatic shall keep confidential all information regarding this agreement, contracts, financial, geological, engineering and related information.

IN WITNESS WHEREOF, THIS AGREEMENT SHALL BE EFFECTIVE AS OF MARCH 1, 2004.

EXECUTED THIS __17TH__ DAY OF  MARCH, 2004.

CENTURY RESOURCES, INC                          AQUATICS CELLULOSE
                                                INTERNATIONAL CORPORATION


/s/ Edward R. DeStefano                         /s/ Sheridan Westgarde
------------------------------                  ----------------------------
Edward R. DeStefano, President                  Sheridan Westgarde, CEO

                                   EXHIBIT "A"

Attached to and made a part of that certain Purchase and Sale & Exploration Agreement between Century Resources, Inc, and Aquatic Cellulose International Corporation effective March 1, 2004.

OIL, GAS AND MINERAL LEASE:

DATE:             APRIL 16, 1951
LESSOR:           Hamill & Hamill, a partnership composed of Claud B. Hamill and P.R. Hamill, Trustees, and Dorthy Stoner Parker, and
                  husband, Ed G. Parker
LESSEE:           Frank Hawkins

Land:             3,645.61 Acres, more or less, William Baxter Survey, A-4
Recorded:         Volume 225, Page 290, DR
Amended:           Volume 543, Page 7
("Hamill Lease")

SUBSURFACE EASEMENTS ( Lot and block references are to the Sargent Beach Subdivision, William Baxter Survey, A-4, recorded at Volume 3, Page 5, Plat Records, Matagorda County, Texas):

1.       Date:       August 17, 2001
         Grantor:    Michael W. Collier Grantee: Calpine
         Natural     Gas Company
         Land:       Lots 14, 15,16,17,18,19,20,21,22,23,24,25,26,27,28, &29,
                     Block 1
         Recorded:   Volume 629, Page 754, DR

2.       Date:       August 14, 2001
         Grantor:    Michael Andrew Hankis and Amanda Grace Hankins
         Grantee:    Calpine Natural Gas Company
         Land:       Lots 14, 15,16,17,18,19,20,21,22,23,24,25,26,27,28, &29,
                     Block 1
         Recorded:   Volume 629, Page 756, DR

3.       Date:       May 29, 2001
         Grantor:    Deborah Jean Perkins
         Grantee:    Calpine Natural Gas Company
         Land:       Lots 33,34,35 & 36 Block 24
         Recorded:   Volume 628, Page 417, DR

4.       Date:       July 16, 2001
         Grantor:    Mitchell Melnyczuk
         Grantee:    Calpine Natural Gas Company
         Land:       Lots 2 & 3, Block 3 Recorded: Volume 628,
                     Page 439

5.       Date:       August 8, 2001
         Grantor:    United States Department of the Army
         Grantee:    Calpine Natural Gas Company Land: Portion of Tracts 503
                     and 504 Recorded: Unrecorded

NORTEX FARMOUT AND OPERATING AGREEMENT:

Seismic Option Farmout Agreement dated March 19, 1998, between Nortex Corporation and Sheridan Energy, Inc., amended September 14, 1999, May 19, 2000, January 23, 2001 and May 7, 2001, which may be subject to the operating agreement dated January 16, 1961, between J.S. Michael Company and Gulf Oil Corporation.

WELLS:

All producing, shut-in, inactive and salt water disposal wells on Hamill & Hamill Lease to all depths.

FACILITIES:

All personal property, equipment, fixtures, facilities and materials associated with the wells listed above, including without limitation, pipelines, tanks, saltwater disposal, gathering systems and dehydrations systems.

                                  EXHIBIT "A-1"

Attached to and made a part of that certain Purchase and Sale Agreement between Century Resources, Inc, and Aquatic Cellulose International Corporation as, dated March 1, 2004. Leases owned by Century Resources, Inc., includes but is not limited to the following:

1.      LEASES: TENNA FIELD, WHARTON COUNTY, TEXAS:


                                                                                   RECORDED
            LESSOR                              LESSEE            DATED           VOL.   PAGE
BROTHERS CATTLE COMPANY, INC.         J.CHARLES HOLLIMON, INC.    05/01/90        830     430

EMIL J. HILLJE                        E.W. OGDEN                  09/30/52        255     446

KATHRYN MURRAY, GUARDIAN ESTATE
OF JACK B. HOWARD, JR                 E.W. OGDEN                  09/04/53        263     213

BROTHERS CATTLE COMPANY, INC.         HARDWICK OIL CO             12/23/91         30     261

BROTHERS CATTLE COMPANY, INC.         HARDWICK OIL CO             06/17/92         24      17



2.      SAN MIGUEL CREEK FIELD, MCMULLEN COUNTY, TX:

           Lessor:   SALLY BURMEISTER
           Lessee:   ATLANTIC REFINING COMPANY
           Date:     SEPTEMBER 6, 1940

Recorded: Volume 27, Pages 632-635 of the Deed Records of McMullen, County, Texas, COVERING 200 ACRES, being the westernmost 200 acres of the Frank H. Burmeister Survey 14, A-1060, from the surface down to and including the stratigraphic equivalent of 6,100 feet beneath such land.

           Lessor:    Clifton Wheeler et ux
           Lessee:    V.T. Donnelly
           Date:      June 16, 1951

Recorded: Volume 28 ,Pages 480 of the Deed Records of McMullen, County, Texas, INSOFAR as Said Lease covers 40 acres more particularly described in that certain Assignment and Bill of Sale dated September 12, 2001 from Lakewood Operating , LTD. et al to Century Resources, Inc., recorded at Volume 411, Page 237, Official Records of McMullen County, Texas.

                                   EXHIBIT "B"

                           COPY OF OPERATING AGREEMENT

Attached to and made a part of that certain Purchase and Sale Agreement between Century Resources, Inc, and Aquatic Cellulose International Corporation as dated March 1, 2004. Leases owned by Century Resources, Inc.,

                                   EXHIBIT `C'

Attached to and made a part of that certain Purchase and Sale and Exploration AGREEMENT BY AND BETWEEN Century Resources, Inc. and AQUATIC CELLULOSE INTERNATIONAL CORP., dated January 15, 2004.

The following share structure will be completed upon the approval of shareholders in the forthcoming proxy vote and the subsequent corporate recapitalization. Aquatic board of directors maintains the right to issue additional shares for acquisition and expansion, which will affect original shareholders percentage of ownership. Aquatic agrees that the initial 15% ownership stake by Edward R. DeStefano will be issued upon the completion of the Company share recapitalization; however Aquatic maintains the right to change other ownership percentages as Aquatic sees fit.

SHARE STRUCTURE OF AQUATIC CELLULOSE INTERNATIONAL CORP

Issued & Outstanding -----------------------------23.002 million

Corp. shareholders & Professional Services--------2.5 million /
(6.11%) Officers & Directors----------------------10.408 million / (45.25%) Debt service ------------------------------------------5.52 million / (24.00%)
Edward R. DeStefano-------------------------------3.45 million / (15%)

(BASED ON ISSUED &OUTSTANDING SHARES OF APPROX. 23.0 MILLION, THE NUMBER OF WHICH IS SUBJECT TO CHANGE)